Exhibit 2.1

EXECUTION COPY

STOCK PURCHASE AGREEMENT

Dated as of August 1, 2008, by and among

Waste Connections, Inc.,

on the one hand, and

Harold LeMay Enterprises, Incorporated

and

its Shareholders,

on the other hand

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TABLE OF CONTENTS

GLOSSARY

The definitions of the terms used below can be found on the page indicated:

4		F
401(k) Plan	46	Facility	12
		Financial Statements	9
A		Fixed Assets	11
		FTC	41
Absolute Obligations	51
Acquisition Transaction	36	G
Adjustments	2
Affiliate	60	General Deductible Amount	50
Agreement	1	Golden Parachute Payment	20
Annual Financial Statements	9
Antitrust Division	42	H

B		Hazardous Material	27
		Hazardous Waste	27
Balance Sheet Date	9	HSR Act	9
Business	1
business day	59	I

C		Indemnifying Party	51
		Indemnitee	48
Claim	51	Indemnitees	48
Claims Notice	51	Indemnity Event	48
Closing	5	Indemnity Events	48
Closing Date	5	Initial Schedules	36
Closing Date Debt	24	IRS	17
Code	16
Confidential Information	55	K
Corporation	1
Corporation’s Stock	1	knowledge	60

D		L

Damages	8	Laws	26
day	59	Lease	40
Delivered Documents	22	Lease Termination Agreement	40
		Leased Property	12
E		Licenses and Permits	10
		Litigation	10
EBITDA	5	LLC	1
Effective Date	6
Effective Date Current Assets	25	M
Effective Date Current Liabilities	25
Environmental Laws	26	Management Company	1
Environmental Site	49	Material Contracts	14
Environmental Site Losses	49	Maximum Claim Limit	50
Equity Purchase Agreement	1	Minimum Claim Amount	50
ERISA	16	Misconduct	51
ERISA Affiliate	16	Multiemployer Plans	16
ERISA Plans	16
Exchange Act	35	N
Excluded Assets	5
Excluded Liabilities	5	Net Loss	2
		Net Profit	2

		O

		Other Property	12

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Owned Property	12	Shareholders’ Representative	45
		Signing Date	7
P		SPD	17
		Straddle Periods	44
PBGC	17	Supplemental Material	36
Permitted Liens	11
Plan Termination Date	46	T
Plans	16
Property Lease	12	Tax	20
Purchase Price	1	Taxes	20
		Termination Date	7
R		Third Party Claim	51
		Title Company	38
RCRA	26	Title Policies	38
Real Property	12	True Up Calculations	2
Reasonable efforts	60	True Up Date	2
Recipient	20
Records, Notifications and Reports	27	U
Release	49
Remaining Schedules	36	Unpaid Taxes	25
Required Governmental Consents	9	USTs	27
Restrictive Agreements	14
Restrictive Covenants	56	W
Returns	20
		WARN Act	15
S		WCI	1
		Working Capital Deficit	2
Shareholder Expenses	59	Working Capital Surplus	2
Shareholders	1

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of August 1, 2008, is entered into by and among Waste Connections, Inc., a Delaware corporation (“WCI”), on the one hand, and Harold LeMay Enterprises, Incorporated, a Washington corporation (the “Corporation”), and all of the shareholders of the Corporation, which are listed on Schedule 3.2 attached hereto (collectively, the “Shareholders”), on the other hand.

WHEREAS, the Corporation is engaged in municipal solid waste, industrial non-hazardous waste, commercial solid waste, construction and demolition waste, green or yard waste, electronic waste or any other waste or residual product collection, processing, transfer, transport, recycling and disposal business and operations in the State of Washington, and other related solid waste activities (the “Business”);

WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Corporation (the “Corporation’s Stock”);

WHEREAS, WCI wishes to acquire from the Shareholders all of the Corporation’s Stock; and

WHEREAS, as a material part of this Agreement, Waste Connections of Washington, Inc., Land Recovery, Inc., Resource Investments, Inc. and the shareholders of Land Recovery, Inc. and Resource Investments, Inc. entered into an Equity Purchase Agreement, of even date herewith (the “Equity Purchase Agreement”), whereby Waste Connections of Washington, Inc. agreed to purchase from Land Recovery, Inc. and Resource Investments, Inc. all of the membership interests of Pierce County Recycling, Composting and Disposal, LLC (the “LLC”) and all of capital stock of Pierce County Landfill Management, Inc. (the “Management Company”) held by them, which constitutes 49% of the total issued and outstanding membership interests of the LLC and 49% of the total issued and outstanding capital stock of the Management Company;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1.           PURCHASE OF CORPORATION’S STOCK

1.1           Shares to be Purchased.  At the Closing, the Shareholders shall sell and deliver to WCI, and WCI shall purchase from the Shareholders, all of the Corporation’s Stock in exchange for the delivery by WCI to or for the account of the Shareholders, at the Closing, of the purchase price described in Section 1.2 (the “Purchase Price”).

1.2           Purchase Price.

(a)           The Purchase Price is:  two hundred three million three hundred and twenty-five thousand dollars ($203,325,000.00), (i) minus the Closing Date Debt, (ii) plus or minus, as the case may be, that amount by which the Effective Date Current Assets are greater

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than (the “Working Capital Surplus”) or less than (the “Working Capital Deficit”) the Effective Date Current Liabilities, (iii) minus, to account for changes in the working capital of the Corporation between the Effective Date and the Closing Date, an amount equal to the aggregate payments made by the Corporation (A) to the Shareholders in the form of distributions or bonuses from the Effective Date through the Closing Date, and (B) on the obligations constituting the Closing Date Debt from the Effective Date through the Closing Date, (iv) plus or minus, as the case may be, an amount equal to the Net Profit or Net Loss of the Corporation for the period from the Effective Date through the Closing Date, plus (v) the EBITDA between the Closing Date and November 30, 2008, if WCI causes the Closing to occur prior to December 1, 2008 pursuant to Section 2.1.  The Shareholders shall provide good faith estimates of the amounts of each of the items referred to in clauses (i) through (v) of this Section 1.2(a), (y) prior to the Signing Date, as if the Closing were occurring as of such date, and (z) at least five (5) business days prior to the Closing Date, which estimates shall be subject to WCI’s review and confirmation as to their accuracy and completeness.  As used herein, the term “Net Profit“ or “Net Loss“ shall mean the net profit or net loss of the Corporation from the Effective Date through the Closing Date, calculated in accordance with WCI’s historical accounting practices, consistently applied.  The Purchase Price, based upon the estimates provided by the Shareholders pursuant to clause (z) of this Section 1.2(a), shall be paid to the Shareholders on the Closing Date, by wire transfer in immediately available funds, in the respective percentages set forth on Schedule 3.2.

(b)           Within one hundred twenty (120) days after the Closing Date (the “True Up Date”) and in any event within ten (10) business days after the True Up Calculations are completed, WCI shall determine and provide to the Shareholders’ Representative the actual amounts of each of the items referred to in clauses (i) through (v) of Section 1.2(a) (the “True Up Calculations”).  If the Shareholders’ Representative accepts the True Up Calculations, or if the Shareholders’ Representative fails to give notice to WCI of any objection within thirty (30) days after receipt of the True Up Calculations, the True Up Calculations shall be the final and binding calculation of the Purchase Price adjustments set forth in Section 1.2(c) (the “Adjustments”).  If the Shareholders’ Representative gives notice to WCI of an objection to the True Up Calculations within thirty (30) days after receipt of the True Up Calculations, WCI and the Shareholders’ Representative shall attempt in good faith to resolve their differences.  If WCI and the Shareholders’ Representative are able to resolve their differences, the True Up Calculations, as modified to reflect the resolution of the differences between WCI and the Shareholders’ Representative, shall be the final and binding calculation of the Purchase Price Adjustments.  If, however, WCI and the Shareholders’ Representative are unable to resolve their differences, WCI and the Shareholders’ Representative shall submit any disputed items to the Seattle or Tacoma office of Moss Adams LLP.  The determination of either such office of Moss Adams LLP shall be final and binding on WCI and the Shareholders, and the True Up Calculations, as modified to reflect (i) those differences, if any, that WCI and the Shareholders’ Representative were able to resolve, and (ii) the certified public accountant’s determination with regard to the remaining disputed items, shall be the final and binding resolution of the Purchase Price Adjustments.

(c)           The following Purchase Price Adjustments, as applicable, shall be made promptly after the True Up Calculations are finally determined pursuant to Section 1.2(b):

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(i)           If the actual Closing Date Debt as determined by the True Up Calculations is less than the estimated Closing Date Debt, or the actual aggregate amount paid by the Corporation on the obligations constituting Closing Date Debt from the Effective Date through the Closing Date as determined by the True Up Calculations is less than the aggregate amount estimated, WCI shall promptly pay an amount equal to any such difference to the Shareholders.

(ii)           If the actual Closing Date Debt as determined by the True Up Calculations exceeds the estimated Closing Date Debt, or the actual aggregate amount paid by the Corporation on the obligations constituting Closing Date Debt from the Effective Date through the Closing Date as determined by the True Up Calculations exceeds the aggregate amount estimated, the Shareholders shall promptly pay an amount equal to any such excess to WCI.

(iii)           If there was an estimated Working Capital Deficit as determined on the Closing Date, and

(A)           if the actual Working Capital Deficit as determined by the True Up Calculations exceeds the estimated Working Capital Deficit as determined on the Closing Date, the Shareholders shall promptly pay to WCI an amount equal to the excess;

(B)           if the actual Working Capital Deficit as determined by the True Up Calculations is less than the estimated Working Capital Deficit as determined on the Closing Date, WCI shall promptly pay to the Shareholders an amount equal to the difference; or

(C)           if there is an actual Working Capital Surplus as determined by the True Up Calculations, WCI shall promptly pay to the Shareholders an amount equal to the sum of (x) the amount of the estimated Working Capital Deficit as determined on the Closing Date, and (y) the amount of the actual Working Capital Surplus as determined by the True Up Calculations.

(iv)           If there was an estimated Working Capital Surplus as determined on the Closing Date, and

(A)           if the actual Working Capital Surplus as determined by the True Up Calculations exceeds the estimated Working Capital Surplus as determined on the Closing Date, WCI shall promptly pay to the Shareholders an amount equal to the excess;

(B)           if the actual Working Capital Surplus as determined by the True Up Calculations is less than the estimated Working Capital Surplus as determined on the Closing Date, the Shareholders shall promptly pay to WCI an amount equal to the difference; or

(C)           if there is an actual Working Capital Deficit as determined by the True Up Calculations, the Shareholders shall promptly pay to WCI an amount equal to the sum of (x) the amount of the estimated Working Capital Surplus as determined on

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the Closing Date, and (y) the amount of the actual Working Capital Deficit as determined by the True Up Calculations.

(v)           If the Corporation made distributions or paid bonuses to the Shareholders between the Effective Date and the Closing Date, and

(A)           if the actual amount of such distributions or bonuses as determined by the True Up Calculations is less than the estimated amount of such distributions or bonuses as determined on the Closing Date, WCI shall promptly pay to the Shareholders an amount equal to the difference, or

(B)           if the actual amount of such distributions or bonuses as determined by the True Up Calculations exceeds the estimated amount of such distributions or bonuses as determined on the Closing Date, the Shareholders shall promptly pay to WCI an amount equal to the excess.

(vi)           If the Corporation had a Net Profit, or if WCI elected to cause the Closing to occur before December 1, 2008 and there was any positive EBITDA, as determined on the Closing Date, and:

(A)           if the actual Net Profit or EBITDA for the applicable period as determined by the True Up Calculations exceeds the estimated Net Profit or EBITDA for such applicable period as determined on the Closing Date, WCI shall promptly pay to the Shareholders an amount equal to the excess;

(B)           if the actual Net Profit or EBITDA for the applicable period as determined by the True Up Calculations is less than the estimated Net Profit or EBITDA for such applicable period as determined on the Closing Date, the Shareholders shall promptly pay to WCI an amount equal to the difference; or

(C)           if there is an actual Net Loss as determined by the True Up Calculations, the Shareholders shall promptly pay to WCI an amount equal to the sum of (x) the amount of the estimated Net Profit as determined on the Closing Date, and (y) the amount of the actual Net Loss as determined by the True Up Calculations.

(vii)           If the Corporation had a Net Loss as determined on the Closing Date, and:

(A)           if the actual Net Loss as determined by the True Up Calculations exceeds the estimated Net Loss as determined on the Closing Date, the Shareholders shall promptly pay to WCI an amount equal to the excess;

(B)           if the actual Net Loss as determined by the True Up Calculations is less than the estimated Net Loss as determined on the Closing Date, WCI shall promptly pay to the Shareholders an amount equal to the difference; or

(C)           if there is an actual Net Profit as determined by the True Up Calculations, WCI shall promptly pay to the Shareholders an amount equal to the sum

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of (x) the amount of the estimated Net Loss as determined on the Closing Date, and (y) the amount of the actual Net Profit as determined by the True Up Calculations.

(viii)                      When the Shareholders have provided a copy of the Corporation’s short year tax returns, WCI shall pay an amount equal to the Unpaid Taxes that the Shareholders must pay with respect to such returns, if any, to the Shareholders.  If WCI disputes the amount of Taxes shown as due on such return, it shall pay any undisputed amount and may retain the balance in dispute from any payment due under this Section until such dispute is resolved in accordance with Section 1.2(b).  Upon receipt of the amount due under this Section 1.2(c)(viii), the Shareholders shall pay the final taxes due to the taxing authority and shall promptly provide evidence to WCI that all such Taxes have been paid.

Additional payments due between WCI and the Shareholders pursuant to this Section 1.2(c) may be netted against each other and the net amount due shall be paid by the party owing the same in immediately available funds by wire transfer within ten (10) days after the determination thereof.  Any amount owed by the Shareholders to WCI shall be payable by the Shareholders severally in proportion to the portion of the Purchase Price received by each of them.

1.3           Allocation of the Purchase Price.  The Purchase Price shall be allocated among the Restrictive Covenants and the assets of the Corporation as agreed by the parties and set forth on Schedule 1.3.  Any final adjustment to the Purchase Price pursuant to Section 1.2(c) shall be allocated to or deducted from the goodwill of the Corporation.  This allocation shall be binding on the parties for federal and state income tax purposes.  Notwithstanding the foregoing, WCI shall not be limited to the amount of the Purchase Price allocated to the Restrictive Covenants for Damages arising from breach of the Restrictive Covenants by the Shareholders or their Affiliates.

1.4           Excluded Assets.  Prior to the Closing, the assets of the Corporation listed on Schedule 1.4 (the “Excluded Assets”) shall be distributed or otherwise transferred by the Corporation to the Shareholders or other persons, and WCI shall acquire no interest in, liability for or claim to any of the Excluded Assets, or any Damages or Taxes associated with, related to or arising from or in connection with any Excluded Assets, the ownership, operation or use thereof, or the distribution or transfer thereof by or from the Corporation to the Shareholders or any other person (the “Excluded Liabilities”).

2.           CLOSING TIME AND PLACE

2.1           Closing.  Subject to Section 2.2, the closing of the transactions contemplated herein (the “Closing”) shall take place as promptly as practicable after the date on which the conditions set forth in Sections 6 and 7 are fulfilled or waived or on such other date as WCI and the Shareholders’ Representative shall agree (the “Closing Date”).  Notwithstanding the foregoing, if the conditions set forth in Sections 6 and 7 are fulfilled or waived prior to December 1, 2008, the parties shall defer the Closing until December 1, 2008, unless WCI elects, in its sole discretion, to cause the Closing to occur on an earlier date, in which case the Closing shall occur on such earlier date, and WCI shall cause the Corporation to pay to the Shareholders, in the respective percentages set forth on Schedule 3.2, any earnings before interest, taxes, depreciation and amortization of the Corporation (“EBITDA”) from the Closing Date through

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November 30, 2008.  WCI shall not take any action or omit to take any action with the intention of reducing the amount of EBITDA payable to the Shareholders under this Section 2.1.  The Closing shall take place at the Law Offices of Shartsis Friese LLP, One Maritime Plaza, Eighteenth Floor, San Francisco, California 94111, or at such other time or place as WCI and the Shareholders’ Representative shall agree.  At the Closing, WCI, the Corporation and the Shareholders shall deliver to each other the documents, instruments and other items described in Section 8 of this Agreement.  At the election of WCI and the Shareholders, the Closing of this transaction may take place through an exchange of consideration and documents using overnight courier service or facsimile.  For financial reporting purposes, the Closing shall be deemed effective as of 11:59 p.m. on the last day of the calendar month preceding the month in which the Closing occurs (the “Effective Date”), and the Shareholders shall be paid the Net Profit or shall bear the Net Loss, as applicable, for the period from the Effective Date through the Closing Date.

2.2           Termination.  Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of the parties hereunder may be terminated on or prior to Closing as follows:

(a)           By the Corporation or the Shareholders’ Representative (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final, unappealable judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving any of the parties hereto that was not entered at the request or with the support of the Corporation or the Shareholders and if the Corporation and the Shareholders shall have used reasonable efforts to prevent the entry of such order; (ii) in the event WCI breaches a representation or warranty of WCI contained in this Agreement which has not been cured and is not capable of being cured prior to the earlier of (A) the expiration of thirty (30) days after notice of such breach is given by the Corporation or the Shareholders to WCI and (B) the Termination Date; or (iii) if WCI fails to perform in any material respect any of its covenants contained in this Agreement required to be performed prior to the Closing and does not cure such failure prior to the earlier of (A) thirty (30) days after written notice of such failure is given in writing to WCI by the Corporation or the Shareholders and (B) the Termination Date.

(b)           By WCI (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final, unappealable judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving any of the parties hereto that was not entered at the request or with the support of WCI and if WCI shall have used reasonable efforts to prevent the entry of such order; (ii) in the event, the Corporation or any Shareholder breaches a representation or warranty of the Corporation or the Shareholders, respectively, contained in this Agreement which has not been cured and is not capable of being cured prior to the earlier of (A) expiration of thirty (30) days after written notice of such breach is given by WCI to the Corporation and the Shareholders and (B) the Termination Date; (iii) if the Corporation or any Shareholder fails to perform in any material respect any of their respective covenants contained in this Agreement required to be performed by the Corporation or the Shareholders prior to the Closing and the Corporation or the Shareholders, as the case may be, do not cure such failure prior to the earlier of (A) thirty (30) days after written notice of such failure is given in writing to the Corporation or any Shareholders by WCI, and

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(B) the Termination Date; (iv) if WCI determines, on or before the date specified in Section 6.9, that the results of its due diligence review are not acceptable; or (v) pursuant to Section 5.9(b).

(c)           By WCI or the Shareholders’ Representative if the Closing hereunder shall not have taken place by December 29, 2008, or, by such later date as may be agreed in writing by WCI, the Corporation and the Shareholders’ Representative (the “Termination Date”); provided, however, that a party shall not have the right to terminate under this Section 2.2(c) if the conditions precedent to such party’s obligation to close have been fully satisfied and such party has failed or refused to close after being requested in writing to close by the other party.

(d)           WCI, the Corporation and the Shareholders’ Representative may terminate this Agreement by mutual consent.

(e)           This Agreement shall automatically terminate upon any termination of the Equity Purchase Agreement.

2.3           Notice and Effect of Termination.  On termination of this Agreement, the transactions contemplated herein shall forthwith be abandoned and all continuing obligations of the parties under or in connection with this Agreement shall be terminated and of no further force or effect; provided, however, that, except as provided in Section 5.9(b), nothing herein shall relieve any party from liability for any misrepresentation, breach of warranty or breach of covenant contained in this Agreement prior to such termination.  Notwithstanding the foregoing, the confidentiality obligations set forth in Sections 5.4 and 9.4 shall survive the termination of this Agreement for any reason.  If this Agreement has terminated due to the breach of any party, such party shall remain liable for any damages arising from such breach.

3.           REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND THE SHAREHOLDERS

The Corporation and the Shareholders, jointly and severally, (a) represent and warrant to WCI that each of the following representations and warranties is true and correct as of the date of this Agreement (the “Signing Date”) and will be true and correct as of the Closing Date with respect to the Shareholders and the Corporation, as the case may be, and (b) agree that such representations and warranties shall survive the Closing as provided in Section 10.4:

3.1           Organization, Standing and Qualification.  The Corporation is duly organized, validly existing and in good standing under the laws of the State of Washington.  The Corporation has full corporate power and authority to own and lease its properties and to carry on the Business as now conducted.  The Corporation is licensed to conduct business as a foreign corporation in the state of Oregon and is not required to be qualified or licensed to conduct business as a foreign corporation in any other jurisdiction.

3.2           Capitalization.  Schedule 3.2 sets forth the authorized and outstanding capital of the Corporation, the names, addresses, social security numbers or taxpayer identification numbers of the record and beneficial owners of all of the issued and outstanding capital stock of the Corporation, the number of shares so owned, the allocation of the Purchase Price among the Shareholders as agreed to among themselves, and wire transfer instructions for

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each Shareholder relating to the bank account to which the applicable portion of the Purchase Price should be sent.  All of the issued and outstanding shares of the capital stock of the Corporation are owned of record and beneficially by the Shareholders, as set forth on Schedule 3.2, and are and as of the Closing will be free and clear of all liens, security interests, encumbrances, restrictions, pledges and claims of every kind, except as otherwise set forth on Schedule 3.2.  Each share of the capital stock of the Corporation is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of any preemptive rights of any past or present shareholder of the Corporation.  No option, warrant, call, conversion or other right or commitment of any kind (including any of the foregoing created in connection with any indebtedness of the Corporation) exists that obligates the Corporation to issue any of its authorized but unissued capital stock or other equity interest or that obligates the Shareholders to transfer any Corporation’s Stock to any person.  Except as otherwise set forth on Schedule 3.2, neither the Corporation nor any Shareholder is a party to any, and there exist no, voting trusts, stockholder agreements, pledge agreements, or other agreements relating to or restricting the transferability of any shares of the Corporation’s Stock or any equity interest in the Corporation.  The Corporation’s Stock has been issued in accordance with all applicable federal and state securities laws.  The Corporation’s Stock being acquired by WCI hereunder constitutes all of the outstanding capital stock of the Corporation.

3.3           Authority for Agreement.  The Corporation and the Shareholders have full right, power and authority to enter into this Agreement, and all documents and agreements necessary to give effect to the provisions of this Agreement, and to perform its, his or her obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Corporation and the consummation of the transactions contemplated hereby by the Corporation have been duly authorized by the Corporation’s Board of Directors and all other corporate actions and proceedings required to be taken by or on behalf of the Corporation to enter into this Agreement and consummate the transactions contemplated hereby have been duly and properly taken.  This Agreement and all other agreements and documents executed in connection herewith have been duly and validly executed and delivered by the Corporation and the Shareholders and, subject to the due authorization, execution and delivery by WCI, constitute the legal, valid and binding obligations of the Corporation and the Shareholders enforceable against the Corporation and the Shareholders in accordance with their respective terms, except as limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other laws of general application relating to or affecting enforcement of creditors’ rights and equity principles generally and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4           No Breach or Default.  Except as disclosed on Schedule 3.4, the execution and delivery by the Corporation and the Shareholders of this Agreement, and the consummation by the Shareholders of the transactions contemplated hereby, will not, after  the giving of notice or lapse of time or otherwise:

(a)           violate or result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, or result in any lien, claim or encumbrance on the Corporation’s Stock or the assets of the Corporation under, any of the Material Contracts, Restrictive Agreements, Licenses and Permits or any mortgage, deed, lease, note, bond,

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indenture, agreement, license or other instrument or obligation of any kind or nature to which the Corporation or any Shareholder is a party, or by which the Corporation or any Shareholder, or any of the Corporation’s or any Shareholder’s assets, is or may be bound or affected; or

(b)           violate any applicable Law, or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

(c)           violate the Articles of Incorporation or Bylaws of the Corporation.

3.5           Consents Required.  Except for any filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any consents and approvals listed on Schedule 3.4 or 3.5 (all of which have been or will have been obtained prior to the Closing), none of the Delivered Documents nor the transactions contemplated by this Agreement requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby.  Specifically, but without limitation, Schedule 3.5 lists the Washington Utilities and Transportation Commission and also sets forth the name of any governmental agency from whom the Corporation, the Shareholders or WCI must obtain consent (the “Required Governmental Consents”) in order to (i) execute this Agreement and consummate the transactions contemplated herein, and (ii) effect a direct or indirect transfer of any of the Material Contracts or Licenses and Permits required as a result of the consummation of the transactions contemplated by this Agreement.

3.6           Subsidiaries.  Schedule 3.6 lists all subsidiaries of the Corporation and all securities or other interest in any other business entity owned by the Corporation or any of the Corporation’s subsidiaries other than any that are Excluded Assets.  At the Closing, WCI shall obtain indirect beneficial ownership (through the Corporation) of each such subsidiary, security and interest.

3.7           Financial Statements.  Attached to Schedule 3.7 are copies of the annual financial statements (“Annual Financial Statements”) for the Corporation’s three (3) most recent fiscal years and interim financial statements (together with the Annual Financial Statements, the “Financial Statements”) for the Corporation for the period from the first day of the current fiscal year to June 30, 2008 (the “Balance Sheet Date”).  The Annual Financial Statements have been reviewed by McGladrey & Pullen.  Except as set forth on Schedule 3.7, the Financial Statements are true and correct in all material respects and fairly present (a) the financial position of the Corporation as of the respective dates of the balance sheets included in said statements; and (b) the results of operations for the respective periods indicated.  The Financial Statements have been prepared in accordance with the Corporation’s historical accounting practices, applied consistently with prior periods, except that the interim financial statements dated as of the Balance Sheet Date do not reflect any normal year-end adjustment that could arise during an audit of such interim financial statements, the net effect of which adjustments, in the aggregate, will not exceed Two Hundred and Fifty Thousand Dollars ($250,000).  Except to the extent reflected or reserved against in the Corporation’s balance sheet as of the Balance Sheet Date or as disclosed on Schedule 3.8 or 3.22(a) and 3.22(b), the Corporation did not have as of the Balance Sheet Date, nor will the Corporation have as of the Closing Date, any liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, Tax

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liabilities due or to become due, other than liabilities not exceeding Two Hundred and Fifty Thousand Dollars ($250,000) incurred in the ordinary course of business since the Signing Date.

3.8           Litigation.  Schedule 3.8 lists all claims, suits and proceedings or governmental investigations, either administrative or judicial (“Litigation”), pending, or to the knowledge of the Corporation or any Shareholder, threatened against the Corporation, or any of the Corporation’s assets, operations or personnel (while acting as an agent of the Corporation).  Schedule 3.8 includes a summary description of each such Litigation listing:  (a) the name of each court, agency, bureau, board or body before which any such Litigation is pending; (b) the date such Litigation was instituted; (c) the parties to such Litigation; (d) a brief description of the factual basis alleged to underlie such Litigation including the date or dates of all known material occurrences; and (e) the amount claimed and other relief sought.  Except as set forth on Schedule 3.8, no Litigation is pending or, to the knowledge of the Corporation or the Shareholders, threatened involving the Corporation (or its officers, directors, employees or agents (while acting as an agent of the Corporation)), the Corporation’s Stock, or any of the assets, Business or operations of the Corporation.

3.9           Accurate and Complete Records.  The corporate minute books, stock ledgers, financial records and other books, ledgers and records of the Corporation:

(a)           have been made available to WCI and its agents at the Corporation’s offices or at the offices of WCI’s attorneys or the Corporation’s attorneys; and

(b)           are accurate and complete, reflect all material corporate transactions required to be authorized by the Board of Directors and/or Shareholders of the Corporation and do not contain or reflect any material discrepancies.

3.10           Licenses and Permits.  To the knowledge of the Corporation or any Shareholder, the Corporation has all franchises, licenses and permits necessary for the Corporation to occupy each Facility, own its assets, and operate and conduct the Business as currently conducted by the Corporation, including without limitation all consents, authorizations, zoning, land use and environmental permits, variances or approvals relating to the operation of the Business, any of the Real Property or any Facility that are not Excluded Assets (the “Licenses and Permits”).  Schedule 3.10 is a complete and accurate list of all Licenses and Permits.  Schedule 3.5 sets forth the name of any governmental agency from whom the Corporation must obtain consent in order to effect a direct or indirect transfer of any of the Licenses and Permits required as a result of the consummation of the transactions contemplated by this Agreement.  No waivers or exemptions relating to any of the Licenses or Permits exist.  To the knowledge of the Corporation or any Shareholder, each employee of the Corporation has all Licenses and Permits required for each such employee to perform his or her designated duties for the Corporation (including valid drivers licenses), and, to the knowledge of the Corporation or any Shareholder, no waivers, exemptions or defaults relating thereto exist, nor do any grounds for revocation, suspension or limitation of any Licenses and Permits exist.

3.11           Assets, etc., Necessary to Business.  The Corporation possesses good, valid and marketable title to all properties and assets (real, personal and mixed, tangible and intangible) used or known to be necessary for the conduct of the Business as currently conducted

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by the Corporation, free and clear of any lien, encumbrance or charge of any kind (including, without limitation, mortgages, security interests, leases, covenants, assessments, easements, options, rights of first refusal, restrictions, reservations, defects in title, encroachments and other encumbrances) except:  (a) liens for current taxes not yet due; (b) minor imperfections of title and encumbrances, if any, that are de minimis and do not materially impair the value or interfere with the present or continued use of such property or asset and (c) those identified on Schedules 3.11, 3.12 and 3.13 (the “Permitted Liens”).  All Material Contracts and Licenses and Permits have been duly obtained and are in full force and effect and no proceedings are pending or, to the knowledge of the Corporation or any Shareholder, threatened that may result in the revocation, cancellation, suspension, limitation or adverse modification of any of the same.  Neither the Corporation nor any Shareholder has any knowledge of any reason why all Material Contracts and Licenses and Permits will not remain in effect after consummation of the transactions contemplated hereby.

3.12           Fixed Assets.

(a)           Schedule 3.12(a) lists individually or, for items of de minimis value, by category, substantially all of the fixed assets (other than real estate) owned or leased by the Corporation and used or known to be necessary in connection with the Business that are not Excluded Assets, including the Corporation’s depreciation records, and, to the extent in the Corporation’s possession, identification of each vehicle by description and serial number, identification of machinery, equipment and general description of parts, supplies and inventory (the “Fixed Assets”).  Also attached to Schedule 3.12(a) are, to the extent in the Corporation’s possession, copies of all motor vehicle titles and current registrations relating to the Fixed Assets.  Except as described on Schedule 3.12(a), all of the Fixed Assets used by the Corporation in the Business (a) are in operable condition given their age and use by the Corporation, ordinary wear and tear excepted; and (b) adequately perform the functions for which they are used by the Corporation.  To the extent the motor vehicles and rolling stock owned or leased by the Corporation are required to be licensed and/or registered in accordance with applicable Law, such motor vehicles and rolling stock are properly licensed and registered and, to the knowledge of the Corporation or any Shareholder, are in material compliance with all applicable Laws.  All leases of Fixed Assets are listed on and attached to Schedule 3.14 and are in full force and effect and binding on the parties thereto and neither the Corporation nor, to the knowledge of the Corporation or any Shareholder, any other party to such leases is in breach of any of the material provisions thereof.  Except as described on Schedule 3.14, no leases, options, rights of first refusal or any other agreements or arrangements, either oral or written, exist that create or confer on any person or entity the right to acquire any of the Fixed Assets or any portion thereof or create in or confer on any person or entity (other than the Corporation) any right, title or interest therein or in any portion thereof.

(b)           Schedule 1.4 is a true and complete list of all of the Excluded Assets.  Prior to the Closing Date, the Corporation shall have distributed or otherwise transferred the Excluded Assets to the Shareholders or other persons in accordance with applicable Law and as shall be reflected in minutes of meetings of the Board of Directors contained in the Corporation’s minute book.  All assets used or necessary in the ownership or operation of the Business that are not included on Schedule 1.4 as an Excluded Asset shall be deemed to be owned by the Corporation.  All Excluded Assets have been transferred by the Corporation to the

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Shareholders “AS IS,” “WHERE IS” and “WITH ALL FAULTS”, with the implied warranties of merchantability, fitness for a particular purpose and any other warranties, express or implied, having been disclaimed.  The Shareholders agree that none of the Shareholders nor any successor, assign, executor or heir of any Shareholder shall have any claim against the Corporation, and hereby release the Corporation from, all liabilities, whether known or unknown, contingent or liquidated, in respect of or relating to the Excluded Assets prior to, from or after the Closing Date.  The Shareholders acknowledge that this paragraph is a material inducement to WCI entering into this Agreement.

3.13           Real Property.  Except for any parcel of real property that is an Excluded Asset, Schedule 3.13 lists each parcel of real property owned or being acquired by the Corporation between the Signing Date and the Closing Date (collectively, the “Owned Property”), leased by the Corporation (the “Leased Property”) or otherwise used by the Corporation in connection with the Business (the “Other Property” and, collectively with the Owned Property and the Leased Property, the “Real Property”).

(a)           For each parcel of Real Property Schedule 3.13 lists the street address thereof (each, a “Facility”), and the status of such property as Owned Property, Leased Property or Other Property.  Schedule 3.13 also lists and, where applicable, includes copies of the following:

(i)           for each parcel of Owned Property, the legal description thereof and a current preliminary title report issued by the Title Company (as defined in Section 6.11), and, to the extent in the Corporation’s possession, (A) copies of all deeds, outstanding mortgages, deeds of trust and other encumbrances, (B) copies of any existing surveys, (C) copies of any existing title insurance policies or lawyer’s title opinions, and (D) copies of any other document or instrument affecting such property or title thereto, whether or not recorded;

(ii)           for each parcel of Leased Property, copies all leases affecting such property (each a “Property Lease”) or, if any such lease is oral, Schedule 3.13 contains a written summary of the principal terms of such lease; and

(iii)           for each parcel of Other Property, a description of the extent to which the Corporation utilizes such property including, without limitation, the manner of such use and the terms and conditions affecting such use, together with a copy of any documents affecting such property or the use thereof, whether or not recorded.

(b)           Except as otherwise set forth on Schedule 3.13:

(i)           To the knowledge of the Corporation or any Shareholder, no material physical, design or mechanical defects exist in or on any of the Real Property or any Facility.  To the knowledge of the Corporation or any Shareholder, none of the Real Property nor any Facility is in material violation of any zoning, public health, building code or other similar laws applicable thereto or to the ownership, occupancy and/or operation thereof, nor does there exist any waiver or exemption relating to any of the Real Property or any Facility with respect to any non-conforming use or other zoning or building code matters.  To the knowledge of the

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Corporation or any Shareholder, there are no encroachments on the Real Property or any Facility and no encroachment of any improvements to each onto adjacent property other than as set forth in the preliminary title report issued by the Title Company for the applicable parcel of property.  To the knowledge of the Corporation or any Shareholder, none of the improvements to the Real Property violate setback, building or side lines, nor do they encroach on any easements located on the Real Property, and each Facility is in good and operable condition, ordinary wear and tear excepted, and in material compliance with all applicable Laws.

(ii)           Neither the Corporation nor any Shareholder knows of any facts that would adversely affect the possession, use or occupancy of any of the Real Property or any Facility other than as set forth in the preliminary title report issued by the Title Company for the applicable parcel of property.  No portion of the Real Property nor any Facility is currently subject to condemnation proceedings, and, to the knowledge of the Corporation or any Shareholder, no condemnation or taking is threatened or contemplated.  To the knowledge of the Corporation or any Shareholder, no public improvements exist that may result in special assessments against or otherwise affect the Real Property or any Facility.

(iii)           To the knowledge of the Corporation or any Shareholder, the Corporation has all easements, rights, licenses, permits and approvals necessary to continue operation of the Business including those related to the Real Property and any Facility, copies of which, to the extent in the Corporation’s possession, are set forth on Schedule 3.10 or 3.13.

(iv)           To the knowledge of the Corporation or any Shareholder, all utilities serving the Real Property and each Facility are adequate to operate each in the manner it is currently operated and all utility lines, pipes, hook-ups and wires serving the Real Property and each Facility are located within recorded easements for the benefit of each, and any associated charges accrued to date have been fully paid.

(v)           All of the Property Leases are in full force and effect and binding on the parties thereto and neither the Corporation nor, to the knowledge of the Corporation or any Shareholder, any other party to any such lease is in breach of any of the material provisions thereof.  Except as set forth on Schedule 3.4 or 3.5, the transactions contemplated herein do not constitute an event of default under any Property Lease or require the consent of any landlord thereto.  To the knowledge of the Corporation or any Shareholder, the respective landlord’s interest in each Property Lease has not been assigned to any third party nor has any such interest been mortgaged, pledged or hypothecated and the Corporation has not assigned any portion of any Property Lease.  Except as set forth on Schedule 3.13, the Corporation has not sublet all or any part of the Leased Property or leased all or any part of the Owned Property.

3.14           Contracts.  Schedule 3.14 lists, and includes copies of, all material contracts and agreements, and written summaries of principal terms of all material oral agreements, to which the Corporation is a party or by which it or any of its property or the Corporation’s Stock is bound (other than those items included on Schedule 3.22(a)) that are not Excluded Assets, including, but not limited to, (a) franchises and service agreements pursuant to which the Corporation is authorized to collect and haul industrial, commercial and residential solid waste, (b) leases not included on any other Schedule, (c) joint venture or partnership

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agreements, (d) indemnification agreements, guarantees, suretyships or obligations to assure or incur any obligation of a third party, (e) contracts with any labor organizations, (f) employment agreements, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other debt or security agreements, (g) Restrictive Agreements and, (h) any other agreements, contracts or commitment that involves or could result in aggregate payments to or by the Corporation of Two Hundred and Fifty Thousand Dollars ($250,000) or more or that is not cancelable by the Corporation without penalty within sixty (60) days (“Material Contracts”).  Except as disclosed on Schedule 3.14, all contracts and agreements included on Schedule 3.14 are in full force and effect and binding on the parties thereto and no proceedings are pending or, to the knowledge of the Corporation or the Shareholders, threatened that may result in the revocation, cancellation, suspension or adverse modification of the same.  Except as described on Schedule 3.14, neither the Corporation nor, to the Corporation’s or any Shareholder’s knowledge, any other party to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified the Corporation or any Shareholder of a default thereunder, or exercised any options thereunder.  Except as disclosed on Schedule 3.14, none of the Material Contracts has been modified, amended, assigned or transferred and each is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity. Except as set forth on Schedule 3.14, all agreements or contracts made by the Corporation or any Shareholder for any improvements to a Facility or the Real Property have been fully paid and there are no mechanic’s or materialmen’s liens arising from any labor or material furnished to such Facility or Real Property.  To the knowledge of the Corporation or any Shareholder, none of the Material Contracts is subject to any counterclaims or offsets nor to any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the Material Contracts (except for those that result from or relate to leased assets).  No purchase commitment by the Corporation exceeds the Corporation’s ordinary business requirements.  The term “Restrictive Agreements“ mean any non-competition, non-solicitation or similar agreements or any agreement that contains a non-competition, non-solicitation or similar provision related to the Business, regardless of whether such agreements restrict or benefit the Corporation or the Business.

3.15           Insurance.  Schedule 3.15 is a complete list, and includes copies, of all insurance policies currently in effect, or with respect to “occurrence” policies, that were in effect, that relate to operation of the Business, cover the Real Property or any other property used by the Corporation.  Schedule 3.15 summarizes the following information for each such policy:  the name of the insurer, the type of risks insured, the deductible and limits of coverage and the annual premium.  Also attached to Schedule 3.15 (but only to the extent not included in Schedule 3.8) is (a) a list of pending insurance claims relating to the Corporation and the Business, and a four-year claims history relating to the Corporation and the Business prepared by the applicable insurance carrier(s), including a list of all insurance loss runs for worker’s compensation claims received in the last four (4) policy years; and (b) the Corporation’s National Council on Compensation Insurance (NCCI) Workers Compensation Experience Rating for the last four (4) policy years.  During the last five (5) years, no material insurance coverage of the Corporation has lapsed.  To the knowledge of the Corporation and any Shareholder, the Corporation is not in default or breach with respect to any provision contained in any such

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 insurance policies, nor has the Corporation failed to give any notice or to present any claim thereunder in due and timely fashion.

3.16           Personnel.

(a)           Schedule 3.16(a) lists all officers, directors and employees (by type or classification) of the Corporation and their respective rates of compensation, including all employment agreements with non-union officers, directors and employees and, to the extent available from the Corporation’s payroll system with respect to any officers, directors and employees, (i) their hourly or monthly base compensation and (ii) any bonuses to which they are entitled.  Schedule 3.16(a) also lists, to the extent in the Corporation’s possession, the driver’s license number for each driver of the Corporation’s motor vehicles.  Except as disclosed on Schedule 3.16(a), all written or oral employment contracts with employees of the Corporation are terminable “at will” without payment of severance or other benefits (including, without limitation, stock options or other rights to obtain equity in the Corporation).

(b)           Schedule 3.16(b) lists for each employee (including any employees who are officers or directors), to the extent available from the Corporation’s payroll system, the following information for the period from January 1st of the current year through the end of the last pay period prior to the Closing:  (i) gross earnings; (ii) federal income taxes withheld; (iii) state income taxes withheld; (iv) state unemployment and disability taxes withheld; (v) federal unemployment taxes withheld; (vi) FICA taxes withheld; and (vii) 401(k) contributions withheld.  Schedule 3.16(b) also includes a copy of the Corporation’s most recent payroll tax return.

(c)           Except as set forth on Schedule 3.16(b), there are no pending federal, state or common law claims filed against the Corporation or any of its employees based on sex, sexual or other harassment, employment, age, occupational health and safety, disability, or race or other discrimination, including claims of wrongful termination, by any employees of the Corporation or by any of the individuals performing work for the Corporation but engaged through an outside employment agency, if any, and there are no facts or circumstances known to the Corporation or any Shareholders that could reasonably be expected to give rise to such complaint or claim.  To the knowledge of the Corporation or any Shareholder, the Corporation (i) is in compliance in all material respects with all applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its employees and independent contractors; (ii) has not received any notice of any claim that it has not complied in any material respect with any Law relating to employment, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, the Worker Adjustment and Retraining Notification Act (the “WARN Act”) and employee safety; and (iii) has not received any notice of any claim that it is liable for any arrearages of wages or any Taxes or penalties for failure to comply with any of the foregoing that it has not paid or resolved so that the Corporation has no obligation for such matters that is not reflected on or reserved against on the Financial Statements.

(d)           To the knowledge of the Corporation or any Shareholder, the Corporation (i) is not liable for any arrears of wages or any penalty for failure to comply with

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any employment Law; and, (ii) except for contributions or premiums that have accrued but are not yet late or delinquent under the terms of any applicable union contracts, any Plans or Multiemployer Plans, or any applicable Law, is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for employees, other than the routine benefit payments to be made in the normal course of business and consistent with past practice.

3.17           Benefit Plans and Union Contracts.

(a)           Benefit Plans.

(i)           Schedule 3.17(a) lists each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Corporation, or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with the Corporation would be deemed a “single employer” within the meaning of Section 400l(b)(l) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), or treated as a single employer under Section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (the “Code”), for the benefit of any current or former employee, independent contractor or director of the Corporation or any ERISA Affiliate (the “Plans”).  Schedule 3.17(a) identifies each of the Plans that is an “employee welfare benefit plan,” or “employee pension benefit plan” as such terms are defined in Sections 3(1) and 3(2) of ERISA (the “ERISA Plans”).  Except for amendments that are required for the Plans to meet the requirements of applicable Law, tax-qualified status under Section 401(a) of the Code, or regulatory guidance, neither the Corporation nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any current or former employee, independent contractor or director of the Corporation or any ERISA Affiliate.  For the purposes of this Agreement, Plans and ERISA Plans do not include any Multiemployer Plans (as defined in ERISA section 4001(a)(3)) to which the Corporation or any ERISA Affiliate may contribute or have an obligation to contribute now or in the past (“Multiemployer Plans”.  The Corporation has made or, prior to the Closing Date will make, or will reserve against on the Financial Statements for, all contributions that the Corporation is required to make to Multiemployer Plans for the period prior to the Closing Date.

(ii)           With respect to each of the Plans, Schedule 3.17(a) includes true and complete copies of each of the following documents, as applicable:

(A)           a copy of the Plan documents (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing;

(B)           a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA or the Code, with respect to each Plan for

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the last three (3) Plan years ending prior to the date of this Agreement for which such a report was filed;

(C)           a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three (3) Plan years ending prior to the date of this Agreement for which a report was required;

(D)           a copy of the most recent Summary Plan Description (“SPD”), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

(E)           if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

(F)           all contracts relating to the Plans, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

(G)           the most recent determination letter, or opinion, notification or advisory letter, issued by the Internal Revenue Service (“IRS”) with respect to each Plan that is intended to be qualified under Section 401(a) of the Code.

(iii)           Except as set forth on Schedule 3.17(a), neither the Corporation nor any ERISA Affiliate has incurred any liability under Title IV of ERISA with respect to any ERISA Plan or Multiemployer Plan that has not been satisfied in full, and, to the knowledge of the Corporation or any Shareholder, no condition exists that presents a material risk to the Corporation or any ERISA Affiliate of incurring any liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation (“PBGC”), which payments have been or will be made when due.  To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans and Multiemployer Plans, but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Corporation or any current or former ERISA Affiliate made, or was required to make, contributions during any prior year.

(iv)           The Corporation has not received written notice that the PBGC has instituted proceedings pursuant to Section 4042 of ERISA to terminate any of the ERISA Plans subject to Title IV of ERISA, and, to the knowledge of the Corporation or any Shareholder, no condition exists that presents a material risk that such proceedings will be instituted by the PBGC.

(v)           To the knowledge of the Corporation or any Shareholder, none of the Corporation, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor to the Corporation’s or any Shareholder’s knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection therewith which the Corporation or any ERISA Affiliate could be subject to any

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material liability for either a civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA, or a tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code.

(vi)           All contributions and premiums that the Corporation and each ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and Section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Corporation, and, to the knowledge of the Corporation or any Shareholder, none of the ERISA Plans or any trust established thereunder has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement.  No lien has been imposed under Section 412(n) of the Code or Section 302(f) of ERISA on the assets of the Corporation or any ERISA Affiliate, and, to the knowledge of the Corporation or any Shareholder, no event or circumstance has occurred that is reasonably likely to result in the imposition of any such lien on any such assets on account of any ERISA Plan.

(vii)           With respect to any Multiemployer Plan (A) neither the Corporation nor any ERISA Affiliate has, since September 26, 1980, made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA and the execution of this Agreement and the Closing will not result in any complete or partial withdrawal from any Multiemployer Plan, (B) no event has occurred that presents a material risk of a complete or partial withdrawal, (C) neither the Corporation nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, (D) no circumstances exist that present a material risk that any such Multiemployer Plan will go into reorganization, and (E) the aggregate withdrawal liability of the Corporation and the ERISA Affiliates, computed as if a complete withdrawal by the Corporation and all of its ERISA Affiliates had occurred under each such Multiemployer Plan on the date hereof, would be zero (0).

(viii)                      To the knowledge of the Corporation or any Shareholder, each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable Laws, including but not limited to ERISA and the Code.

(ix)           Each Plan that is intended to be qualified under Code Section 401(a) has received a determination letter or has properly relied on an opinion, notification or advisory letter from the IRS and has been timely amended as required to maintain its tax qualified status since the date of the most recent determination letter or opinion, notification or advisory letter.  To the knowledge of the Corporation or any Shareholder, each such Plan has been operated in material compliance with all applicable provisions of the Code and regulations.

(x)           Any fund established under an ERISA Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements.

(xi)           No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Corporation or any ERISA Affiliate after retirement or other termination of service (other

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than (A) benefits provided in Material Contracts with employees or independent contractors, (B) coverage mandated by applicable Law, (C) death benefits or retirement benefits under any “employee pension plan,” as that term is defined in Section 3(2) of ERISA, (D) deferred compensation benefits accrued as liabilities on the books of the Corporation or an ERISA Affiliate, or (D) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

(xii)           Except as set forth in Schedule 3.17(a), the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (a) entitle any current or former employee, officer or director of the Corporation or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (b) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

(xiii)                      There are no pending or, to the Corporation’s or any Shareholder’s knowledge, threatened or anticipated claims by or on behalf of any Plan, by any current or former employee or beneficiary under any such Plan or otherwise involving any such Plan (other than routine claims for benefit).

(xiv)                      All required notices, statements, reports and descriptions (including Form 5500 annual reports, summary annual reports, summary plan descriptions, and amendments thereof) have been timely filed and distributed as required by ERISA and the Code to each employee, participant or beneficiary entitled thereto for each Plan.  All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings.

(xv)           All contributions due to any Multiemployer Plan have been timely paid and there are no pending or, to the Corporation’s or any Shareholder’s knowledge, threatened or anticipated claims against the Corporation or any ERISA Affiliate by or on behalf of any Multiemployer Plan.

(xvi)                      All contributions or other amounts withheld from any employee’s pay for deposit to a 401(k) plan or for payment of any health or insurance premiums or for any other purpose with respect to a Plan have been timely deposited or transmitted to an insurance company in accordance with ERISA and applicable Department of Labor regulations and written guidance.

(xvii)                      No action, whether formal or informal, is necessary or has been taken within the last five (5) years by the Corporation or any ERISA Affiliate under any voluntary compliance programs sponsored by the Internal Revenue Service or the Department of Labor to correct any failure to comply with applicable tax Code qualification rules or with ERISA or applicable DOL regulations with respect to any Plan.

(b)           Union Contracts.  Except as set forth on Schedule 3.17(b), no union contracts or agreements between the Corporation and any collective bargaining group are currently in effect, nor have any such contracts ever been in effect.  To the knowledge of the Corporation or any Shareholder, the Corporation is and has been in compliance in all material respects with all applicable Laws respecting nondiscrimination in employment and is not

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engaged in any unfair labor practice.  Except as set forth on Schedule 3.17(b), no charge is pending nor, to the Corporation’s or any Shareholder’s knowledge, threatened, against the Corporation before any court or agency alleging unlawful discrimination in employment practices and no charge of or proceeding with regard to any unfair labor practice against it is pending before the National Labor Relations Board or any other tribunal.  No labor strike, dispute, slow down or stoppage currently exists or, to the knowledge of the Corporation or any Shareholder, is threatened against the Corporation.  Schedule 3.17(b) contains a list of all arbitration or grievance proceedings that have occurred since the Balance Sheet Date.  The Corporation has not experienced any labor strike, slow-down, work stoppage, labor difficulty or other job action during the last five (5) years.

(c)           Parachute Payments.  No payment made to any employee, officer, director or independent contractor of the Corporation (the “Recipient”) pursuant to any employment contract, severance agreement or other arrangement (the “Golden Parachute Payment”) will be nondeductible by the Corporation because of the application of Sections 280G and 4999 of the Code to the Golden Parachute Payment, nor will the Corporation be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Recipient by reason of Sections 280G and 4999 of the Code.

3.18           Taxes.

(a)           Definition of Taxes.  For the purposes of this Agreement, “Tax“ or “Taxes“ refers (i) to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based on or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, fuel, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity, and (iii) any liability for amounts described in clause (i) of this section as a result of being a member of an affiliated, consolidated, combined or unitary group.

(b)           Tax Returns and Audits.

(i)           The Corporation has timely filed all federal, state, local and foreign returns, estimates, forms, information statements and reports (“Returns”) relating to Taxes required to be filed by the Corporation with any Tax authority for all fiscal periods for which returns are due prior to the Closing Date.  Except as set forth on Schedule 3.18, the Corporation has duly paid all Taxes and other related charges reflected on each of such Returns that are required to be paid by the Corporation prior to the Signing Date (to the extent this representation applies to such period) or the Closing Date (to the extent this representation applies to such period).  Copies of all Returns for the five (5) most recent years ending prior to the date of this Agreement, and the Corporation’s latest property tax statements, are included on Schedule 3.18.

(ii)           The Corporation has withheld or paid, with respect to its employees, all federal and state income Taxes, Taxes pursuant to the Federal Insurance

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Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld.

(iii)           Except as set forth on Schedule 3.18, the Corporation has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or, to the knowledge of the Corporation or any Shareholder, proposed against the Corporation.  The Corporation has not executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax.

(iv)           No audit or other examination of any Return of the Corporation by any Tax authority is presently in progress, nor has the Corporation been notified in writing of any request for such an audit or other examination.

(v)           No adjustment relating to any Returns filed or required to be filed by the Corporation has been proposed in writing by any Tax authority to the Corporation or any representative thereof.

(vi)           The Corporation does not have any liability for any unpaid Taxes (whether or not shown to be due on any Return) which has not been accrued for or reserved on the Corporation’s balance sheet as of the Balance Sheet Date in accordance with the Corporation’s historical accounting practices, whether asserted or unasserted, contingent or otherwise, which is material to the Corporation.  There are no liens with respect to Taxes on any of the assets of the Corporation, other than liens which are not individually or in the aggregate material, or customary liens for current Taxes not yet due and payable.

(vii)           The Corporation has not filed any consent agreement under former Section 341(f) of the Code or agreed to have former Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in former Section 341(f)(4) of the Code) owned by the Corporation.

(viii)                      The Corporation (A) has never been a member of a consolidated group other than a consolidated group of which the Corporation is the parent corporation and (B) is not party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement (other than such agreements existing as of the date hereof between current members of the Corporation’s affiliated group).

(ix)           To the knowledge of the Corporation or any Shareholder, none of the Corporation’s assets are tax-exempt use property within the meaning of Section 168(h) of the Code.

(x)           The Corporation has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the three (3) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

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(xi)           The Corporation is in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a territorial or foreign government and the consummation of this Agreement will not have any material adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

(xii)           The Corporation has not with respect to any open taxable period applied for and been granted permission to adopt a change in its method of accounting requiring adjustments under Section 481 of the Code or comparable state or foreign law.

(xiii)                      Except as set forth on Schedule 3.18, the Corporation is not a partner or owner in any entity classified as a partnership for federal income tax purposes.

(xiv)                      The Corporation has not made an election under Regulations Section 301.7701-3 with respect to any entity.

(xv)           No stock options, stock appreciation rights or other equity based awards issued or granted by the Corporation are not in material compliance with Code Section 409A.  Each “nonqualified deferred compensation plan” (as such term is defined in Code Section 409A and the guidance thereunder) under which the Corporation makes or is obligated to make payments is in good faith operational compliance with the requirements of Code Section 409A and the guidance thereunder.  No payment to be made by the Corporation is or will be subject to penalties of Code Section 409A.

3.19           Copies Complete; Required Consents.  Except as disclosed on Schedule 3.19, the certified copies of the Articles of Incorporation and Bylaws of the Corporation, as amended, and the copies of all Material Contracts, Licenses and Permits and all other leases, instruments, agreements, licenses, permits, certificates, site assessments or other documents that have been delivered or made available to WCI in connection with the transactions contemplated hereby (the “Delivered Documents”) are complete and accurate and are true and correct copies of the originals thereof.

3.20           Customers, Billings, Current Receipts and Receivables.  Except to the extent of the allowance for bad debts reflected on the Financial Statements or otherwise disclosed on Schedule 3.20, the Corporation’s accounts and notes receivable are fully collectible in the amounts shown on Schedule 3.20.  The billing and information system of the Corporation contains a list of the Corporation’s customers as of the Closing Date, including customer names, addresses and billing rates.  Schedule 3.20 is a current, accurate and complete list of, and includes:

(a)           a materially accurate and complete aging of all accounts and notes receivable from customers as of the last day of the month preceding the Signing Date showing amounts due in 30-day aging categories; and

(b)           the average monthly revenues of the Corporation derived from billings to its customers for each of the twelve (12) months preceding the Signing Date.  Except as set forth on Schedule 3.20, neither the Corporation nor any Shareholder has any knowledge of any reason why the Corporation’s average monthly revenues derived from billings to its

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customers after the Closing Date should not continue during the twelve (12) months following the Closing Date at approximately the same rate as before the Closing Date.

3.21           No Change.  Except as set forth on Schedule 3.21, since the Balance Sheet Date, the Business has been conducted only in the ordinary course and there has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of the Corporation other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse.  Specifically, and without limiting the generality of the foregoing, except as set forth on Schedules 1.4 and 3.21, with respect to the Corporation, since the Balance Sheet Date there has not been:

(a)           any material change in its financial condition, assets, liabilities (contingent or otherwise), income, operations or business which would have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), income, operations of the Corporation or the Business, taken as a whole;

(b)           any material damage, destruction or loss (whether or not covered by insurance) adversely affecting any material portion of its properties or Business;

(c)           any change in or agreement to change (i) its shareholders; (ii) ownership of its authorized capital or outstanding securities, or (iii) its securities;

(d)           any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

(e)           any increase or bonus or promised increase or bonus in the compensation payable or to become payable by it, in excess of usual and customary practices, to any of its directors, officers, employees or agents, or any accrual or arrangement for or payment of any bonus or other special compensation to any director, officer, employee or agent or any severance or termination pay paid to any of its present or former directors, officers, employees or agents;

(f)           any labor dispute or any other event or condition of any character with respect to the Corporation’s employees, materially adversely affecting the Business or future prospects;

(g)           other than the distribution or transfer of the Excluded Assets, any sale or transfer, or any agreement to sell or transfer, of any of its material assets, property or rights to any other person, including, without limitation, to any Shareholder or any Affiliate thereof;

(h)           any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to it, including, without limitation, any indebtedness or obligation of any Shareholder or any Affiliate thereof;

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(i)           any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

(j)           any purchase or acquisition of, or any agreement, plan or arrangement to purchase or acquire, any of its property, rights or assets outside the ordinary course of the Business;

(k)           any waiver of any of its material rights or claims;

(l)           any new or any amendment or termination of any existing Material Contracts, Licenses and Permits or other right to which it is a party; or

(m)           any other material transaction.

3.22           Closing Date Debt; Effective Date Current Assets and Effective Date Current Liabilities.

(a)           Schedule 3.22(a) includes, as of the Signing Date, as if the Closing occurred on such date, and will include, at least five (5) business days prior to the Closing Date, a good faith estimate of:  (i) the amount of the aggregate debt (excluding current liabilities, which shall be included in the calculation of Effective Date Current Liabilities) of the Corporation outstanding on the Closing Date required to be repaid by WCI or the Corporation at or immediately after the Closing Date and all prepayment penalties and costs incurred or to be incurred by WCI or the Corporation in connection with the repayment of any such debt; (ii) the amount of the aggregate debt (excluding current liabilities, which shall be included in the calculation of Effective Date Current Liabilities) of the Corporation outstanding on the Closing Date which will remain outstanding obligations of the Corporation after the Closing Date, and all prepayment penalties and costs applicable to such debt if repaid prior to maturity, including in each case all interest accrued through and including the Closing Date; (iii) the aggregate amount of the present value as of the Closing Date, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to the Corporation by a third party lender in connection with its most recent borrowing to finance equipment, of all lease obligations of the Corporation that are not capitalized lease or real property lease obligations; (iv) the aggregate amount of the present value as of the Closing Date of all capitalized lease obligations (determined in accordance with generally accepted accounting principles) of the Corporation; (v) the aggregate amount of all undischarged judgments against the Corporation; (vi) the aggregate amount of all obligations secured by tax liens against the Corporation’s assets and the total of the aggregate mortgage debt secured by the judgment liens encumbering, and the Federal tax liens filed against, the Real Property; and (vii) the amount of the Shareholder Expenses pursuant to Section 12.7 and Taxes payable for the Straddle Periods as set forth in Section 9.7(b) (the amounts referred to in the foregoing clauses (i) through (vii) being referred to collectively as, the “Closing Date Debt”).  The Closing Date Debt listed on Schedule 3.22(a) is an estimate of the Closing Date Debt and is subject to the True Up Calculations described in Section 1.2.  Schedule 3.22(a) includes, or prior to the Closing will be updated by the Shareholders’ Representative to include, wire transfer instructions for creditors whose Closing Date Debt WCI has designated for payment, and attached to Schedule 3.22(a) will be pay-off

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letters or instructions from such creditors in the form provided by WCI’s bank or acceptable to WCI.  On WCI’s payment of the Closing Date Debt associated with the Corporation’s capitalized lease obligations, the Corporation shall have good, marketable and unencumbered title to all assets subject to such leases.

(b)           Schedule 3.22(b) includes, as of the Signing Date, as if the Closing occurred on such date, and will include, at least five (5) business days prior to the Closing Date, a good faith estimate of: (i) the amount of the aggregate current liabilities, including without limitation trade payables, deferred revenue, pension and profit sharing contributions, accrued vacation and sick leave benefits and any reserve for unpaid Taxes, penalties and interest (“Unpaid Taxes“), of the Corporation as of the Effective Date (the “Effective Date Current Liabilities“), and (ii) the amount of the aggregate current assets of the Corporation as of the Effective Date, including without limitation cash, prepaid expenses the benefit of which survives the Closing and the accounts receivable of the Corporation earned prior to the Effective Date, and collectible (less an allowance for doubtful accounts) on or after the Effective Date, but excluding the amount of restricted cash reflected on the Corporation’s Financial Statements related to bonds payable by the Corporation, which shall be deducted from the calculation of Closing Date Debt related to such bonds (the “Effective Date Current Assets“).  For the avoidance of doubt, the parties acknowledge and agree that the short-term portion of the debt owed by the Corporation in respect of its bonds outstanding as of the Closing Date shall be included in the calculation of Effective Date Current Liabilities, and the long-term portion of such debt shall be included in the calculation of Closing Date Debt.  Schedule 3.22(b) also includes a good faith estimate of the aggregate payments to be made by the Corporation (A) to the Shareholders in the form of distributions or bonuses from the Effective Date through the Closing Date, and (B) on the obligations constituting the Closing Date Debt from the Effective Date through the Closing Date.  From the Balance Sheet Date through the Closing Date, all trade payables have been incurred only in the ordinary course of business consistent with comparable prior periods.  As of the Closing Date, there are no current payables that are more than sixty (60) days past due.

3.23           Bank and Credit Card Accounts.

(a)           Schedule 3.23(a) is a complete and accurate list of:

(i)           the name of each bank in which the Corporation has accounts or safe deposit boxes;

(ii)           the name(s) in which the accounts or boxes are held;

(iii)           the type of account; and

(iv)           the name of each person authorized to draw thereon or have access thereto.

(b)           Schedule 3.23(b) is a complete and accurate list of:

(i)           each credit card or other charge account issued to the Corporation; and

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(ii)           the name of each person to whom such credit cards or other charge accounts have been issued.

3.24           Compliance With Laws.  Except as disclosed on Schedule 3.24, to the knowledge of the Corporation or any Shareholder, the Corporation has complied, and is presently in compliance, with all federal, state and local laws, ordinances, codes, rules, regulations, Licenses and Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements (collectively “Laws”) applicable to it, including, but not limited to, the Americans with Disabilities Act, the federal Occupational Safety and Health Act, and applicable Laws relating to the public health, safety or protection of the environment (collectively, “Environmental Laws”).  Except as disclosed on Schedule 3.8 or 3.24, no party has asserted in writing or, to the knowledge of the Corporation or the Shareholders, orally that the Corporation has violated, or is in violation of, any applicable Laws.  Specifically and without limiting the generality of the foregoing, except as disclosed on Schedule 3.8 or 3.24:

(a)           To the knowledge of the Corporation or any Shareholder, except as permitted under applicable Laws, including, without limitation, the federal Resource Conservation Recovery Act, 42 US §6901 et seq. (“RCRA”), the Corporation has not accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Material, and, to the knowledge of the Corporation or any Shareholder, the Corporation has not accepted, processed, handled, transferred, generated, treated, stored or disposed of asbestos, medical waste, radioactive waste or municipal waste, except in compliance with Environmental Laws that apply to the time period during which the actions occurred.

(b)           To the knowledge of the Corporation or any Shareholder, during the Corporation’s ownership, leasing or use of any parcel of the Real Property and, to the knowledge of the Corporation or any Shareholder, prior to the Corporation’s ownership, leasing or use of any Real Property, no Hazardous Material, other than that allowed under Environmental Laws that apply to the time period during which the actions occurred, including, without limitation, RCRA, has been disposed of, or otherwise released on any Real Property.

(c)           To the knowledge of the Corporation or any Shareholder, during the Corporation’s ownership, leasing or use of any of the Real Property and, to the knowledge of the Corporation or any Shareholder, prior to the Corporation’s ownership, leasing or use of any of the Real Property, none of the Real Property has ever been subject to or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, on or emanating from any of the Real Property or any real property now or previously owned or leased by the Corporation that has not been resolved or terminated.  There are no pending and, to the Corporation’s or any Shareholder’s knowledge, no threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition of any of the Real Property, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

(d)           Except as allowed under Environmental Laws that apply to the time period during which the actions occurred, the Corporation has not knowingly sent,

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 transported or arranged for the transportation or disposal of any Hazardous Material to any site, location or facility.

(e)           Schedule 3.24 includes copies of:  (i) all records, notifications, reports, permit and license applications, engineering and geologic studies, and environmental impact reports, tests or assessments (collectively, “Records, Notifications and Reports”) that (A) are material to the operation of the Business as currently conducted, (B) relate to the discharge or release of materials into the environment and/or the handling or transportation of waste materials or hazardous or toxic substances or otherwise relate to the protection of the public health or the environment, or (C) were filed with or submitted to appropriate governmental agencies during the past twenty-four (24) months by the Corporation or any Shareholder or agent thereof with respect to the Business; and (ii) all material written notifications from such governmental agencies to the Corporation, any Shareholder or their agents in response to or relating to any of such Records, Notifications and Reports.

(f)           As used in this Agreement, “Hazardous Material“ means the substances (i) defined as “Hazardous Waste“ in 40 CFR 261, and substances defined in any comparable state statute or regulation; (ii) any substance the presence of which requires remediation pursuant to any Environmental Laws; and (iii) any substance required to be disposed of in a manner expressly prescribed by Environmental Laws.

3.25           Related Party Transactions.  Schedule 3.25 is a complete and accurate list of the accounts and notes receivable of the Corporation from and advances to employees, former employees, officers, directors, any Shareholder and any Affiliate of the foregoing that are not Excluded Assets which have not been fully repaid.  Except as disclosed in Schedule 3.25, none of the Shareholders nor any of their Affiliates owns any assets or real property used or necessary in the ownership or operation of the Business, nor has entered into any transaction with or is a party to any agreement, lease or other instrument or arrangement with the Corporation, written or oral, nor is indebted to or is owed money by the Corporation.  The Corporation undertakes no, and has no obligation to undertake any, payment, performance or other obligation on behalf of any Shareholder (or any Affiliate thereof) in satisfaction of any payment, performance or other obligation owed by such Shareholder (or Affiliate) to any third party.  Except as disclosed in Schedule 3.25, none of the Shareholders nor any of their Affiliates owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, shareholder or partner of, or consultant or lender to or borrower from or has the right to participate in the profits of, any person which is a competitor of the Corporation.

3.26           Underground Storage Tanks.  Except as set forth on Schedule 3.26, to the knowledge of the Corporation or any Shareholder, no underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or other Environmental Laws (“USTs”) are currently located on any of the Real Property.  Except as set forth on Schedule 3.26, to the knowledge of the Corporation or any Shareholder, the Corporation has not owned or leased any real property not included in the Facility Properties having any USTs.  As to each UST identified on Schedule 3.26, the Corporation has provided to WCI on Schedule 3.26, the following:

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(a)           the location of the UST, information and material, including any available drawings and photographs, showing the location, and whether the Corporation currently owns or leases the property on which the UST is located (and if the Corporation does not currently own or lease such property, the dates on which it did and the current owner or lessee of such property);

(b)           the date of installation and specific use or uses of the UST;

(c)           copies of tank and piping tightness tests and cathodic protection tests and similar studies or reports for the UST;

(d)           a copy of each notice to or from a governmental body or agency relating to each UST;

(e)           other material records with regard to the UST, including, without limitation, repair records, financial assurance compliance records and records of ownership; and

(f)           to the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which the UST failed to meet applicable standards and regulations for tightness or otherwise and the extent of such failure, and any other operational or environmental problems with regard to the UST, including, without limitation, spills (including spills in connection with delivery of materials to the UST), releases from the UST and soil contamination.

Except to the extent set forth on Schedule 3.26, the Corporation has complied with Environmental Laws that apply to the time period during which the actions occurred regarding the installation, use, testing, monitoring, operation and closure of each UST described on Schedule 3.26.

3.27           Powers of Attorney.  The Corporation has not granted any power of attorney (except routine powers of attorney relating to representation before governmental agencies) or entered into any agency or similar agreement whereby a third party may bind or commit the Corporation in any manner.

3.28           Patents, Trademarks, Trade Names, etc.  Schedule 3.28 lists all patents, trade names, domain names, fictitious business names, trademarks, service marks and copyrights owned by the Corporation or that it is licensed to use (other than such items that are Excluded Assets and licenses to use commercially-available software for personal computer operating systems that were provided when the computer was purchased and licenses to use software for personal computers that are granted to purchasers of such software).  Except as set forth on Schedule 3.28, to the knowledge of the Corporation or any Shareholder, no patents, trade secrets, know-how, intellectual property, trademarks, trade names, assumed names, copyrights or designations used by the Corporation in the Business infringe on, or constitute a misappropriation or violation of, any patents, trademarks, copyrights, trade secrets or any other rights of any person.  Except as set forth on Schedule 3.28, neither the Corporation nor any Shareholder has knowledge of any claims of third parties to the use of any such names or similar names or other intellectual property rights, or has knowledge of any basis for any such claim or claims.

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3.29           Suppliers and Customers.  Except as set forth on Schedule 3.29, neither the Corporation nor any Shareholder has knowledge of any fact (other than general economic and industry conditions) which indicates that any of the suppliers supplying products, components, materials or providing use of, or access to, landfills or disposal sites to the Corporation intends to cease providing such items to the Corporation, nor does the Corporation or any Shareholder have knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of the Corporation intends to terminate, limit or reduce its business relations with the Corporation.  Except as provided on the Corporation’s balance sheet, the Corporation did not have as of the Balance Sheet Date, nor will the Corporation have as of the Closing Date, any liabilities due or to become due to suppliers, whether accrued, absolute, contingent or otherwise, including, without limitation, Tax liabilities.

3.30           Absence of Certain Business Practices.  Other than lobbying activities and gifts of nominal value to public officials during the holiday season, in each case as permitted by applicable Law, neither the Corporation nor any Shareholder has directly or indirectly within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business in connection with any actual or proposed transaction that (a) might subject the Corporation to any damage or penalty in any civil, criminal or governmental litigation or proceeding; or (b) if not given in the past, might have had a material adverse effect on the Business, financial condition or results of operations of the Corporation.

3.31           No Misleading Statements.  The representations and warranties of the Corporation and each Shareholder contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to WCI and its representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or, to the knowledge of the Corporation or any Shareholder, omit to state any material fact necessary to make any statements made not misleading.  To the knowledge of the Corporation or any Shareholder, there is no material fact relating to the Corporation or the Corporation’s Stock that has not been set forth or described in this Agreement or in the Schedules hereto.

3.32           Brokers; Finders.  No person has acted directly or indirectly as a broker, finder or financial advisor for the Corporation or any Shareholder in connection with the transactions contemplated by this Agreement, and no person is entitled to any broker’s, finder’s, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Corporation or any Shareholder, which fees in all events shall be payable by the Shareholders.

3.33           Tax Election Matters.  The Corporation has elected to be treated as an S Corporation within the meaning of the Code since 1987 and such election is still effective and has remained effective at all times since elected.

3.34           Limitation on Sellers’ Representations and Warranties.  WCI ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH IN THIS SECTION 3 OF THIS AGREEMENT, (I) THE PURCHASE OF THE CORPORATION’S STOCK AND THE CORPORATION, ITS

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BUSINESS AND ASSETS SHALL BE ON AN "AS IS", "WHERE IS", "WITH ALL FAULTS BASIS" SUBJECT TO REASONABLE WEAR AND TEAR FROM THE SIGNING DATE UNTIL CLOSING, AND (II) NEITHER THE SHAREHOLDERS NOR ANY DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, AGENTS OR REPRESENTATIVES OF THE SHAREHOLDERS OR THE CORPORATION, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE CORPORATION’S STOCK OR THE CORPORATION’S BUSINESS, ASSETS OR LIABILITIES OR ANY ASPECT OF SUCH STOCK OR THE CORPORATION, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  WCI ACKNOWLEDGES AND AGREES THAT WCI IS NOT RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO WCI BY THE SHAREHOLDERS OR ANY DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, AGENTS OR REPRESENTATIVES OF THE SHAREHOLDERS OR THE CORPORATION, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE SHAREHOLDERS IN THIS SECTION 3 OF THIS AGREEMENT.

WCI’s Initials ____________

4.           REPRESENTATIONS AND WARRANTIES OF WCI

WCI represents and warrants to the Shareholders that each of the following representations and warranties is true and correct as of the Signing Date and will be true and correct as of the Closing, and agrees that such representations and warranties shall survive the Closing as provided in Section 10.4:

4.1           Existence and Good Standing.  WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  WCI has full corporate power and authority to own and lease its properties and to carry on its business as now conducted.  WCI is not required to be qualified or licensed to conduct business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on its financial condition.

4.2           Authorization of Agreement.  WCI has full corporate right, power,  and authority to enter into this Agreement, and all documents and agreements necessary to give effect to the provisions of this Agreement, and perform its obligations hereunder.  The execution and delivery of this Agreement by WCI and the consummation of the transactions contemplated hereby by WCI have been duly authorized by WCI’s Board of Directors or by the Executive Committee of WCI’s Board of Directors and all other corporate actions and proceedings required to be taken by or on behalf of WCI.  This Agreement and all other agreements and documents executed in connection herewith have been duly and validly executed and delivered by WCI and, subject to the due authorization, execution and delivery by the Corporation and the Shareholders,

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constitute the legal, valid and binding obligations of WCI enforceable against WCI in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

4.3           No Breach or Default.  The execution and delivery by WCI of this Agreement and the consummation of the transactions contemplated hereby will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provision of any Law, or any order, writ, injunction or decree of any court, administrative agency or governmental authority applicable to WCI or require the approval, consent or permission of any governmental body or authority, except as required under the HSR Act; (b) violate the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of WCI, or (c) conflict with, result in a breach of, or constitute a default under any material agreement or instrument to which WCI is a party or by which it is bound.

4.4           No Restrictions on Authority.  WCI has not at any time taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of the covenants or obligations under this Agreement.  There is no proceeding pending, and to WCI’s knowledge, no person has threatened to commence any proceeding, that may have an adverse effect on the ability of WCI to comply with or perform any of the covenants or obligations under this Agreement.  No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such proceeding.

4.5           Governmental Consents.  Except for any filings required by the HSR Act or the Securities Exchange Act of 1934, as amended, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of WCI is required in connection with the consummation of the transactions contemplated by this Agreement.

4.6           No Contractual Restrictions.  No provisions exist in any article, document, or instrument to which WCI is a party or by which it is bound that would be violated by consummation of the transactions contemplated by this Agreement.

4.7           Litigation.  There is no action, suit, proceeding or investigation pending or, to WCI’s knowledge, threatened against WCI that affects or may affect the legality, validity or enforceability of this Agreement, or the right of WCI to enter into this Agreement, or the ability of WCI to consummate the transactions contemplated hereby.

4.8           No Misleading Statements.  The representations and warranties of WCI contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to the Shareholders and their representatives pursuant hereto are accurate and complete in all material respects, and do not include any untrue statement of a material fact or, to the knowledge of WCI,  omit to state any material fact necessary to make the statements made not misleading.

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4.9           Brokers; Finders.  No person has acted directly or indirectly as a broker, finder or financial advisor for WCI in connection with the transactions contemplated by this Agreement and no person is entitled to any broker’s, finder’s, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of WCI that shall result in any fee or other payment payable by the Shareholders.

4.10           Investment Representations.  WCI is acquiring the Corporation’s Stock pursuant to this Agreement for its own account, for investment and not with a view to resale or distribution.

4.11           Limitation on WCI’s Representations and Warranties.  THE SHAREHOLDERS ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH IN THIS SECTION 4 OF THIS AGREEMENT, NEITHER WCI NOR ANY DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, AGENTS OR REPRESENTATIVES OF WCI, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAS MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  THE SHAREHOLDERS ACKNOWLEDGE AND AGREE THAT THEY ARE NOT RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO THE SHAREHOLDERS BY WCI OR ANY DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, AGENTS OR REPRESENTATIVES OF WCI, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY WCI IN THIS SECTION 4 OF THIS AGREEMENT.

Shareholders’ Representative’s Initials:  ____________

5.           COVENANTS FROM SIGNING TO CLOSING

5.1           Operations.  Between the Signing Date and the Closing, the Corporation will, and the Shareholders will cause the Corporation to:

(a)           carry on the Business in substantially the same manner as it has heretofore and not introduce any new method, or discontinue any existing method, of operation or accounting;

(b)           maintain and preserve the Effective Date Current Assets and pay any Effective Date Current Liabilities only in the ordinary course of business and consistent with past practice;

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(c)           maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

(d)           keep in full force and effect present insurance policies or other comparable insurance coverage;

(e)           use reasonable efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationship with suppliers, customers and others having business relations with it;

(f)           file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to the continuing operations of the Corporation;

(g)           perform in all material respects its obligations under all Material Contracts and comply with the terms and conditions of all Licenses and Permits and all applicable laws, rules, regulations and consent orders;

(h)           file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, Permit, License, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of the Business, whether or not such approval would expire before or after the Closing; and

(i)           advise WCI promptly in writing of any breach of any representation or warranty or any covenant, or any material change in any document, Schedule, Exhibit, or other information delivered pursuant to this Agreement.

5.2           No Change.  Between the Signing Date and the Closing, the Corporation will not, and the Shareholders will not permit the Corporation to, take any action described below without the prior written consent of WCI:

(a)           make any change in its Articles of Incorporation or Bylaws;

(b)           authorize, issue, transfer, pledge, distribute or sell any of the Corporation’s Stock or any other securities (including without limitation rights to acquire, or instruments convertible into, Corporation’s Stock or other securities);

(c)           except for the distribution by the Corporation to the Shareholders of the Excluded Assets or as disclosed on Schedule 5.2, declare or pay any dividend or make any distribution in respect of its capital stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

(d)           other than the transactions contemplated by this Agreement or as disclosed on Schedule 5.2, enter into any contract or commitment or incur or agree to incur any liability other than in the ordinary course of business or make any single capital expenditure in excess of One Million Dollars ($1,000,000) or in excess of Five Million Dollars ($5,000,000) in

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 the aggregate during any consecutive thirty (30) day period without regard to whether such capital expenditure is in the ordinary course of business;

(e)           except as set forth on Schedule 3.16(a) or 5.2, change or promise to change the compensation payable or to become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person other than consistent with past practice or in accordance with agreements to which the Corporation is a party as of the Signing Date;

(f)           create, assume or otherwise permit the imposition of any security interest, mortgage, pledge or other lien or encumbrance on or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired;

(g)           except for the distribution by the Corporation to the Shareholders of the Excluded Assets, sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business;

(h)           merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity;

(i)           waive any material rights or claims;

(j)           except for the termination of the 401(k) Plan pursuant to Section 9.11, if applicable, or as disclosed in Schedule 5.2, amend, terminate or enter into any material agreement or any site assessment, permit, license or other right, unless it is necessary to renew such agreement, permit, license or other right in accordance with its terms;

(k)           enter into any other transaction outside the ordinary course of the Corporation’s Business or prohibited hereunder; or

(l)           take any action or suffer or permit any event to occur that would cause any representation or warranty of the Corporation or any Shareholder to become untrue as of the Closing Date.

5.3           Obtain Consents.  Promptly after the Signing Date, the Corporation will, and the Shareholders shall cause the Corporation to, make all filings and take all steps reasonably necessary to obtain all other approvals and consents required to be obtained by the Corporation or the Shareholders to consummate the transactions contemplated by this Agreement and otherwise to satisfy the conditions of Section 6.7.

5.4           Access; Confidential Information.  Between the Signing Date and the Closing, the Shareholders and the Corporation will, and the Shareholders will cause the Corporation to, afford to the employees and authorized representatives of WCI, including, without limitation, its engineers, counsel, independent auditors and investment bankers, access to the Facilities, plants, Facility Properties and other properties, books and records of the Corporation, and will timely furnish WCI with such additional financial and operating data and other information as to the Business and properties of the Corporation as WCI may from time to time reasonably request.  The Shareholders will and will cause the Corporation to cooperate with

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WCI, its representatives and counsel in the preparation of any documents or other material that may be required by any governmental agency.  Unless approved by the Shareholders’ Representative, and except as necessary or appropriate in connection with the filing of the Notification and Report Form under the HSR Act and any documents or correspondence related thereto, the filing by WCI of a Form 8-K or other reports as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise required by Law or in connection with any legal proceeding, from the Signing Date to the Closing Date, WCI will cause all information obtained from the Shareholders and the Corporation in connection with the negotiation and performance of this Agreement to be treated as confidential, except information that (a) is or becomes publicly known through no wrongful act or omission of WCI, (b) was rightfully known by WCI before receipt from the Corporation or the Shareholders, (c) becomes rightfully known to WCI without confidential or proprietary restriction from a source other than the Corporation or the Shareholders that does not owe a duty of confidentiality to the Corporation or the Shareholders with respect to such information, or (d) is independently developed by WCI without the use of or reference to such information of the Corporation or the Shareholders.  WCI will not use, and will not knowingly permit others to use, any of such confidential information for any purpose other than in connection with the evaluation of the Corporation, the Shareholders or the Business or the consummation of the transactions contemplated hereby.  At least five (5) days prior to any permitted disclosure of confidential information of the Corporation or the Shareholders (to the extent commercially practicable and legally permitted), WCI will provide the Shareholders’ Representative of a copy of the proposed disclosure.  The Corporation will not, and the Shareholders will not and will cause the Corporation not to, disclose to any third persons other than their accountants, bankers, counsel or other advisers any of the terms or provisions of this Agreement prior to the Closing without the prior written consent of WCI.

5.5           Financial Statements.  If requested by WCI, the Corporation shall, and the Shareholders shall cause the Corporation to furnish WCI with unaudited monthly balance sheets and statements of income and retained earnings and cash flows of the Corporation on a consolidated and consolidating basis within twenty (20) days after each month end for each month ending more than twenty (20) days prior to the Closing, in each case certified by the Corporation’s chief financial officer to be prepared based upon the Corporation’s current accounting practices for management reports applied consistently during the periods covered thereby (except that the Corporation’s unaudited financial statements do not include footnote disclosure).

5.6           Notice of Material Adverse Change.  The Corporation and the Shareholders shall promptly notify WCI of any material adverse change in the condition (financial or otherwise), Business, properties or assets of the Corporation, including any lawsuit, claim, audit, investigation, or other proceeding, between the Signing Date and the Closing.

5.7           Control of the Corporation’s Operations.  Nothing contained in this Agreement shall give to WCI, directly or indirectly, rights or obligations to control or direct the Corporation’s operations prior to the Closing.  Prior to the Closing, the Corporation shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

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5.8           Acquisition Transactions.  From the Signing Date to the earlier of the Closing and the Termination Date, neither the Corporation nor any Shareholder shall initiate, solicit, negotiate, encourage or provide information to facilitate, and the Corporation and the Shareholders shall use reasonable good faith efforts to cause any officer, director or employee of the Corporation, or any counsel, accountant, investment banker, financial advisor or other agent retained by it or them not to initiate, solicit, discuss, negotiate, encourage or provide information to facilitate, any proposal or offer to acquire all or any substantial part of the Business or properties of the Corporation or any capital stock (including without limitation the Corporation’s Stock) of the Corporation, whether by merger, purchase of assets or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an “Acquisition Transaction”).  The Corporation and the Shareholders shall immediately notify WCI after receipt of any written proposal for an Acquisition Transaction.  Such notice to WCI shall be made orally and in writing.

5.9           Schedules.

(a)           Prior to the Signing Date, the Corporation shall deliver to WCI Schedules 1.4, 3.2, 3.4, 3.6, 3.7, 3.8, 3.18, 3.22(a), 3.22(b) and 3.25 to this Agreement (the “Initial Schedules”) for WCI’s review, and WCI shall have the right to request revisions thereto.  Within fifteen (15) days after the Signing Date, the Corporation shall deliver all other Schedules to this Agreement for WCI’s review (the “Remaining Schedules”), and WCI shall have the right to request revisions thereto.  Nothing in any Schedule will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.  Without limiting the generality of the foregoing, the mere listing on a Schedule (or inclusion of a copy attached to a Schedule) of a document or other item will not be deemed adequate to disclose and exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).  Any matter disclosed on any Initial Schedule or Remaining Schedule to this Agreement shall be deemed to qualify a representation or warranty contained in Section 3, regardless of whether such representation or warranty expressly refers to a Schedule, and to have been disclosed on every other Schedule that refers to such Schedule by cross reference, so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.  The due diligence review of the Corporation by WCI or any of its representatives or agents shall in no way affect or alter any of the representations and warranties made by the Corporation or the Shareholders.

(b)           From time to time after the delivery of the Initial Schedules and the Remaining Schedules pursuant to Section 5.9(a), but not more than five (5) business days prior to the Closing Date, the Corporation and the Shareholders shall have the right to supplement or amend the Schedules with respect to any matter hereafter arising or discovered after the delivery of the Schedules as provided herein (the “Supplemental Material”).  If the Remaining Schedules or Supplemental Material disclose facts that, absent such disclosure, would constitute a material breach of the Corporation’s or the Shareholders’ representations or warranties, WCI shall notify the Shareholders’ Representative thereof within five (5) business days after receipt of the applicable Remaining Schedule or Supplemental Material, and the Corporation or the Shareholders, as applicable, shall have five (5) business days to cure any such breach, and if not cured within such five (5) business-day period, WCI may terminate this Agreement by delivering

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a termination notice to the Shareholders’ Representative pursuant to Section 2.2(b) within five (5) days after expiration of the five (5) business-day cure period.  The termination notice must specify the representation or warranty breached, identify the specific facts in the Remaining Schedules or the Supplemental Material that constitute the breach, and describe why the breach is material.  If the Agreement shall not have been terminated by WCI during such five-day (5-day) period, WCI shall have waived the right to terminate the Agreement based on such Remaining Schedules or Supplemental Material and to bring any action for misrepresentation, breach of warranty or breach of covenant contained in this Agreement based upon such Remaining Schedules or Supplemental Material, if true and correct, and such Remaining Schedules and Supplemental Material, if true and correct, shall be deemed to qualify the representation or warranty contained in Section 3 as required hereunder in a timely manner for all purposes under this Agreement.

5.10           Leases.  WCI and the applicable Shareholders shall negotiate in good faith and agree on the terms and conditions of the Leases within thirty (30) days after the Signing Date.

6.           CONDITIONS PRECEDENT TO OBLIGATION OF WCI TO CLOSE

The obligations of WCI under this Agreement are subject to the satisfaction, on or before the date set forth in this Section 6 or, if no date is set forth herein, at or before Closing, of all of the following conditions precedent, unless waived in writing by WCI:

6.1           Representations and Warranties.  All representations and warranties of the Corporation and the Shareholders contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by the Corporation or any Shareholder under this Agreement shall be true, correct and complete on and as of the date when made, subject to Section 5.9(b), and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete as of the Closing Date.

6.2           Conditions.  The Corporation and the Shareholders shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

6.3           No Material Adverse Change.  Since the Signing Date, there shall not have been any material adverse change in the condition (financial or otherwise), business, prospects, reputation, properties or assets of the Corporation.

6.4           Certificates.  The President of the Corporation shall have delivered to WCI a certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to WCI, certifying to the fulfillment of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.7 and 6.8, and the Shareholders shall have delivered to WCI a certificate dated as of the Closing Date, in form and substance reasonably satisfactory to WCI, certifying to the fulfillment of the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.7 and 6.8 applicable to the Shareholders.

6.5           No Litigation.  None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated

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hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

6.6           Other Deliveries.  The Shareholders shall have delivered the items which they are required to deliver under Section 8 of this Agreement.

6.7           Governmental Approvals; Consents to Transfer.  All Required Governmental Consents shall have been received (and shall be in a form that is reasonably acceptable to WCI), and each other party whose consent is required to the transactions contemplated by this Agreement, shall have consented to such transactions (and shall be in a form that is reasonably acceptable to WCI).

6.8           Release of Security Interests.  All security interests in assets of the Corporation that have been created in favor of financial institutions or other lenders to secure indebtedness of (a) any Shareholder or any Affiliate thereof (other than the Corporation) shall have been released and (b) the Corporation shall have been agreed to be released (other than in the case of Permitted Liens) pursuant to payoff letters in form and substance acceptable to WCI upon full payment of the applicable debt owed.

6.9           Due Diligence; Schedules.  WCI and its representatives have and shall continue to have reasonable rights of inspection of the Business and assets in connection with WCI’s due diligence review, and the results of WCI’s due diligence review shall be determined by WCI to be acceptable, if at all, within thirty (30) days after the Signing Date.  If the Corporation or Shareholders deliver Supplemental Materials under Section 5.9(b), WCI shall have the right to terminate this Agreement as set forth in such Section.

6.10           Title Insurance.  A title insurance company selected by WCI (the “Title Company”) shall, within forty-five days after the Signing Date, be irrevocably committed to issue, at the expense of WCI, within three (3) business days after the Closing Date, an Owner’s Standard Coverage Policy of title insurance for each parcel of Owned Property (collectively, the “Title Policies”), insuring fee simple title to such Owned Property in the Corporation, subject only to then current, non-delinquent real property taxes and assessments, standard printed conditions and exceptions, and such title exceptions as shall have been accepted in writing by WCI, containing such endorsements as WCI may reasonably require.  In connection with the foregoing, any parcel of Owned Property not vested in the Corporation as of the Signing Date shall be conveyed to the Corporation within five (5) business days prior to the Closing Date by duly executed and recorded Grant Deed, and, together with such Grant Deed, the grantor thereunder shall execute and deliver to the Corporation an unconditional general release of any and all claims, known or unknown, that such grantor may have against the Corporation with respect to any prior use or occupancy of such parcel of Owned Property by the Corporation prior to the conveyance thereof to the Corporation, which general release shall be in form and substance reasonably satisfactory to WCI.

6.11           HSR Waiting Period.  The waiting period under the HSR Act, if applicable to the consummation of this Agreement and the transactions contemplated hereby, shall have expired or been terminated.

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6.12           Closing of the Equity Purchase Agreement.  The only remaining condition to the closing of the Equity Purchase Agreement and the consummation of the transactions contemplated thereby shall be the closing of the transaction under this Agreement and the parties to the Equity Purchase Agreement must be ready to close concurrently with or promptly after the closing of this transaction.

7.           CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS TO CLOSE

The obligations of the Shareholders under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by the Shareholders:

7.1           Representations and Warranties.  All representations and warranties of WCI contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by WCI under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again at the Closing Date, and shall then be true, correct and complete as of the Closing Date.

7.2           Conditions.  WCI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or before the Closing Date.

7.3           Certificate.  WCI shall have delivered to the Shareholders a certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to the Shareholders, certifying to the fulfillment of the conditions set forth in Sections 7.1, 7.2 and 7.4.

7.4           No Litigation.  None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

7.5           Other Deliveries.  WCI shall have delivered the items that it is required to deliver under Sections 8(a) and 8(b) of this Agreement.

7.6           HSR Waiting Period.  The waiting period under the HSR Act, if applicable to the consummation of this Agreement and the transactions contemplated hereby, shall have expired or been terminated.

7.7           Closing of the Equity Purchase Agreement.  The only remaining condition to the closing of the Equity Purchase Agreement and the consummation of the transactions contemplated thereby shall be the closing of the transaction under this Agreement and the parties to the Equity Purchase Agreement must be ready to close concurrently with or promptly after the closing of this transaction.

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8.           CLOSING DELIVERIES

At the Closing, the respective parties shall make the deliveries indicated below:

8.1           WCI Deliveries.

(a)           WCI shall deliver the Purchase Price payable to the Shareholders at the Closing pursuant to Section 1.2(a).

(b)           WCI shall execute and deliver to the Corporation and the Shareholders the certificate described in Section 7.3.

(c)           WCI shall cause the Corporation to execute and deliver an Employment Agreement with Scott Penner form and substance reasonably acceptable to WCI and Scott Penner, unless WCI waives such Employment Obligation as a condition precedent to WCI’s obligation to close.

(d)           WCI shall execute and deliver those certain Leases (the “Leases”) and that certain Lease Termination Agreement (the “Lease Termination Agreement”) with those certain Shareholders and for those certain properties described on Exhibit 8.1(d) attached hereto, which shall be subject to the material terms set forth on such Exhibit and in form and substance reasonably acceptable to WCI and such Shareholders, together with such SNDAs, Memorandums of Lease, and Estoppel Certificates, as applicable, reasonably requested by, and in form and substance reasonably satisfactory to, WCI with respect to any lessor financing.

8.2           Shareholder and Corporation Deliveries.

(a)           The Shareholders shall deliver to WCI the certificates representing the Corporation’s Stock free and clear of all liens, security interests, encumbrances, restrictions, pledges and claims, accompanied by a stock power duly executed in blank by each Shareholder.

(b)           The Shareholders shall deliver to WCI an opinion of counsel for the Shareholders, dated as of the Closing Date, in form and substance satisfactory to WCI.

(c)           The Shareholders shall deliver evidence reasonably satisfactory to WCI that all consents necessary to satisfy the conditions described in Section 6.7 have been obtained.

(d)           The Corporation and the Shareholders shall execute and deliver to WCI the certificates described in Section 6.4.

(e)           The Corporation shall deliver to WCI evidence satisfactory to WCI showing that all written and oral employment contracts other than those that are terminable “at will” without payment of severance (other than normal severance benefits approved by WCI) or other benefits (including, without limitation, stock options or other rights to obtain equity in the Corporation) with non-union employees of the Corporation have been terminated, effective as of the Closing.

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(f)           The Shareholders shall cause each officer and director of the Corporation to deliver a resignation as an officer and/or director of the Corporation.

(g)           The applicable Shareholders shall execute and deliver the Leases and the Termination of Lease, and the Shareholders shall cause to be executed and delivered such SNDAs, Memorandums of Lease, and Estoppel Certificates, as applicable, reasonably requested by, and in form and substance reasonably satisfactory to, WCI.

(h)           Scott Penner shall execute and deliver the Employment Agreement), unless WCI waives such Employment Obligation as a condition precedent to WCI’s obligation to close.

(i)           The Shareholders shall deliver a copy of the resolutions of the Board of Directors and Shareholders (along with any required spousal consents) approving this Agreement and the transactions described herein, certified by the Secretary of the Corporation.

(j)           The Shareholders shall deliver a certified copy of the resolutions described in Section 9.11, if 401(k) Plan is terminated pursuant to such Section.

(k)           The Shareholders shall execute and deliver such other instruments and items as WCI shall reasonably request relating to transactions contemplated by this Agreement.

9.           ADDITIONAL COVENANTS OF WCI, THE CORPORATION AND THE SHAREHOLDERS

9.1           Agreement to Cooperate.

(a)           Subject to the terms and conditions herein provided, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all Required Governmental Consents and all other necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of the Corporation, to effect all necessary registrations, filings and submissions and to lift any injunctive or other legal bar to this transaction (and, in such case, to proceed with the transaction as expeditiously as possible); provided, however, that in using its reasonable efforts the Corporation, the Shareholders and WCI shall not be required to take any action or to agree to any condition, including without limitation any condition imposed by any government authority with respect to the transfer of any License or Permit or obtaining any Required Governmental Consent, that, in such party’s reasonable judgment, imposes a materially adverse financial burden or operating condition on such party.

(b)           Without limitation of the foregoing, if required by applicable Law, each of WCI and the Corporation undertakes and agrees to file as soon as practicable, and in any event within five (5) days after the Signing Date, a Notification and Report Form under the HSR Act with the federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (the “Antitrust Division”).  Each of WCI and the Corporation shall (i) respond as

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promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other parties hereto.  Each party shall promptly notify the other parties of any communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity and permit the other parties to review in advance any proposed communication to any of the foregoing.

(c)           In the event any litigation is commenced against the Corporation by any person or entity relating to the transactions contemplated by this Agreement, WCI shall have the right, at its own expense, to participate therein, and the Corporation will not settle any such litigation without the consent of WCI, which consent will not be unreasonably withheld.

(d)           Following the Closing, the Shareholders, the Corporation and WCI shall each deliver or cause to be delivered at such times and places as shall be reasonably requested such additional instruments as WCI or the Shareholders may reasonably request for the purpose of carrying out this Agreement, including without limitation, with respect to the Corporation and the Shareholders, any indemnities (including a gap indemnity, a mechanics’ lien indemnity, and a parties in possession indemnity), affidavits or other documents that are applicable only to periods prior to the Closing Date that are required by Title Company in connection with the issuance of the Title Policies or in order for the Corporation to confirm that it has good and marketable title to the Owned Property.  The Shareholders will cooperate with WCI and/or the Corporation after the Closing, at the expense of WCI, in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

9.2           Release of Guaranties.  WCI shall use reasonable efforts to obtain the termination and release promptly after the Closing of the personal guaranties of the Shareholders listed on Schedule 9.2, all of which relate to indebtedness of the Corporation included in the Financial Statements as of the Balance Sheet Date and WCI shall indemnify the Shareholders and hold the Shareholders harmless from and against all losses, expenses or claims by third parties to enforce or collect indebtedness owed by the Corporation as of the Closing which is personally guaranteed by the Shareholders pursuant to such guaranties.  The Shareholders may notify the obligees under such guaranties that the Shareholders have terminated the Shareholders’ obligations under such guaranties.  The Shareholders shall cooperate with WCI in obtaining such releases.

9.3           Release of Security Interests.  Between the Signing Date and the Closing Date, the Shareholders and their Affiliates shall cause those security interests in the assets of the Corporation that have been created in favor of financial institutions or other lenders to secure indebtedness of any Shareholder or any Affiliate thereof (other than indebtedness of the Corporation) to be released in a manner reasonably satisfactory to WCI, and shall cause all guaranties by the Corporation relating to the indebtedness of any Shareholder and/or Affiliate thereof to be released to the reasonable satisfaction of WCI.

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9.4           Confidentiality.  Except for disclosures that are necessary for a party to fulfill its obligations pursuant to Section 6.7 or to comply with applicable Law (including the filing by WCI of a Form 8-K or other reports as required by the Exchange Act), or disclosures made in connection with any legal proceeding (subject to Section 11.1(b)), neither WCI, the Corporation nor the Shareholders shall disclose or make any public announcement of the transactions contemplated by this Agreement without the prior written consent of the other parties.  If required to make such disclosure or announcement by applicable Law or in connection with a legal proceeding, the party making the disclosure or announcement (to the extent commercially practicable and legally permitted) shall provide written notice to the other parties at least twenty-four (24) hours before such disclosure or announcement is expected to be made.

9.5           Broker’s and Finder’s Fees.  WCI, on the one hand, and the Shareholders on behalf of themselves and the Corporation, on the other hand, shall pay and be responsible for any broker’s, finder’s or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

9.6           Taxes.  WCI shall reasonably cooperate with the Shareholders, at the Shareholders’ expense, with respect to any matters involving the Shareholders arising out of the Shareholders’ ownership of the Corporation prior to the Closing, including matters relating to Tax returns and any Tax audits, appeals, claims or litigation with respect to such Tax returns or the preparation of such Tax returns.  In connection therewith, WCI shall make available to the Shareholders such files, documents, books and records of the Corporation for inspection and copying as may be reasonably requested by the Shareholders and shall cooperate with the Shareholders with respect to retaining information and documents which relate to such matters.

9.7           Tax Returns.

(a)           As soon as reasonably practicable after the Closing, the Shareholders shall prepare, at their sole cost and expense, all short year federal, state, county, local and foreign tax returns for the period beginning with the first day of the Corporation’s fiscal year in which the Closing occurs and ending on the Closing Date.  Such returns shall (a) be prepared in a financially responsible and conservative manner; (b) not, without WCI’s prior written consent, contain any elections that would have an adverse effect on the financial condition or tax position of the Corporation after the Closing Date; (c) compute any penalties and interest due with the return; (d)  include (i) any and all dividends or distributions to any Shareholder, or other changes in stockholders equity that occurs on or after the Closing Date but prior to the Closing and (ii) any distributions of the Excluded Assets to any Shareholder that occurs on or after the Closing Date but prior to the Closing; and (e) be delivered to WCI together with all necessary supporting schedules (including Form 8023 pursuant to Section 9.9(b)) within one hundred twenty (120) days following the Closing Date (or at least sixty (60) days prior to the date on which such return is required to be filed with extensions, if earlier) for WCI’s approval prior to its filing (but such approval shall not relieve the Shareholders of their responsibility for the Taxes assessed under these returns).  The Shareholders shall be responsible for the execution of the returns and payment of all Taxes shown to be due or that may come to be due on such returns or otherwise relating to the period on or prior to the Closing Date, but, to the extent that there are any prepaid taxes in the Effective Date Current Assets or tax reserves in the Effective

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Date Current Liabilities, the Corporation shall pay such amounts towards the Taxes due and the Shareholders shall pay any excess.  The Shareholders shall also be responsible for all Taxes arising from the conversion of the Corporation from a cash to accrual basis of reporting and for all Taxes attributable to “built in gains,” whether due on such returns or on the return filed by WCI or the Corporation for the period commencing after the Closing Date.  At the time of the filing of such returns, the Corporation and the Shareholders shall each pay his, her or its share of the Taxes due and shall contemporaneously deliver to WCI an executed copy of each such final tax returns along with copies of payments submitted by the Shareholders with those returns.

(b)           The Corporation and Shareholders shall prepare or cause to be prepared and file all Tax Returns with respect to the Corporation for all taxable periods that begin before and end after the Closing Date (the “Straddle Periods”).  The Shareholders shall pay or cause to be paid all Taxes of the Corporation that are allocable to the pre-Closing portion of the Straddle Periods, but to the extent that there are any prepaid taxes in the Effective Date Current Assets or tax reserves in the Effective Date Current Liabilities that are not used to pay the Taxes due under Section 9.7(a), the Corporation shall pay such amounts towards the Taxes due and the Shareholders shall pay any excess.  With respect to a Straddle Period, the parties hereto will, to the extent permitted by applicable Law, elect with the relevant taxing authorities to treat for all purposes the Closing Date as the last day of a taxable period of the Corporation.  In any case where applicable Law does not permit the Corporation to treat the Closing Date as the last day of a taxable period, then for purposes of this Agreement, the portion of such Taxes that is attributable to the pre-Closing portion of a Straddle Period shall be (i) in the case of Taxes that are not based on income or gross receipts, the total amount of such Taxes for the period in question multiplied by a fraction, the numerator of which is the number of days in the period up to the Closing Date, and the denominator of which is the total number of days in the entire period in question, and (ii) in the case of Taxes that are based on income or gross receipts, the Taxes that would be due with respect to the period up to the Closing Date, if such period were a taxable period.

9.8           General Release by Shareholders.  Each Shareholder (and, if applicable, such Shareholder in his, her or its capacity as an officer and/or director of the Corporation) hereby fully releases and discharges the Corporation and its directors, officers, agents and employees from all rights, claims and actions, known or unknown, of any kind whatsoever, which such Shareholder (and, if applicable, such Shareholder in his, her or its capacity as an officer and/or director of the Corporation) now has against the Corporation and its directors, officers, agents and employees, arising out of or relating to events arising prior to or on the Closing Date, except (a) compensation (including accrued vacation) as an employee of the Corporation for current periods expressly described and specifically excepted from such release on Schedule 9.8 and (b) the obligations of the Corporation to such Shareholder that arise after the Closing Date that are disclosed on Schedule 9.8.  Specifically, but not by way of limitation, each Shareholder (and, if applicable, such Shareholder in his, her or its capacity as an officer and/or director of the Corporation) waives any right of indemnification, contribution or other recourse against the Corporation which he or she now has or may hereafter have against the Corporation with respect to representations, warranties or covenants made in this Agreement by the Corporation.

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9.9           Certain Tax Matters.  Each Shareholder acknowledges that WCI has indicated its intention to make an election under Section 338(h)(10) of the Code and its state equivalent, if any.  Each Shareholder agrees that WCI, in its discretion, may make such election; provided, however, that such election shall be made no later than the due date for such election.  If such election is made by WCI:

(a)           WCI shall be authorized to complete Forms 8023 and 8883; and

(b)           The Shareholders shall sign such completed Form 8023 prior to the filing of their short year tax return and shall attach a signed copy of Form 8023 and a copy of Form 8883 to the short year tax return of the Corporation.

(c)           The Purchase Price shall be allocated among the assets of the Corporation as agreed by the parties and set forth on Schedule 1.3 as adjusted in accordance with Section 1.3.

9.10           Shareholders’ Representative.

(a)           In order to administer efficiently the rights and obligations of the Shareholders under this Agreement, the Shareholders hereby designate and appoint Norman LeMay as the Shareholders’ Representative (the “Shareholders’ Representative”) to serve as the Shareholders’ agent and attorney-in-fact for the limited purposes set forth in this Agreement.

(b)           Each of the Shareholders hereby appoints the Shareholders’ Representative as such Shareholder’s agent, proxy and attorney-in-fact, with full power of substitution, for all purposes set forth in this Agreement, including, without limitation, the full power and authority on such Shareholder’s behalf (i) to consummate the transactions contemplated by this Agreement; (ii) to disburse any funds received hereunder to the Shareholders; (iii) to execute and deliver on behalf of each Shareholder any amendment of or waiver under this Agreement, and to agree to resolution of all Claims hereunder; (iv) to retain legal counsel and other professional services, at the expense of the Shareholders, in connection with the performance by the Shareholders’ Representative of this Agreement including without limitation all actions taken on behalf of the Shareholders as an Indemnifying Party pursuant to Section 10.3; and (v) to do each and every act and exercise any and all rights which such Shareholder or Shareholders are permitted or required to do or exercise under this Agreement and the other agreements, documents and certificates executed in connection herewith (including without limitation initialing on the Shareholders’ behalf acceptance of WCI’s disclaimers of warranty in Section 4.7).  Each of the Shareholders agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Shareholders’ Representative and shall survive the death, bankruptcy or other incapacity of any Shareholder.

(c)           Each of the Shareholders hereby agrees that any amendment or waiver under this Agreement, and any action taken on behalf of the Shareholders to enforce the rights of the Shareholders under this Agreement, and any action taken with respect to any Claim (including any action taken to object to, defend, compromise or agree to the payment of such Claim), shall be effective if approved in writing by the Shareholders’ Representative, and that

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each and every action so taken shall be binding and conclusive on every Shareholder, whether or not such Shareholder had notice of, or approved, such amendment or waiver.

(d)           Norman LeMay shall serve as the Shareholders’ Representative until he resigns or is otherwise unable or unwilling to serve.  In the event that a Shareholders’ Representative resigns from such position or is otherwise unable or unwilling to serve, the remaining Shareholders shall select, by the vote of the holders of a majority of the Corporation’s Stock immediately prior to the Closing, a successor representative to fill such vacancy, shall provide prompt written notice to WCI of such change and such substituted representative shall then be deemed to be the Shareholders’ Representative for all purposes of this Agreement.

9.11           Corporation 401(k) Plan.  The Corporation currently has in place the Harold LeMay Enterprises, Inc. Retirement Plan (the “401(k) Plan”) for the benefit of its employees and the Corporation’s Financial Statements have an accrued liability for the 2008 contribution to the 401(k) Plan.  WCI shall, at its sole election, either cause the Corporation to continue the 401(k) Plan after Closing in accordance with its terms for the employees of the Corporation or request that the Shareholders (and, in such event, the Shareholders shall) cause the Corporation to terminate the 401(k) Plan effective as of the date immediately preceding the Closing Date (the “Plan Termination Date”).  Such election by WCI shall be made within thirty (30) days after the Signing Date (or such later date prior to the Closing if a material liability is disclosed or discovered with respect to the 401(k) Plan).  If WCI continues the 401(k) Plan, all amounts accrued in the Effective Date Current Liabilities for 2008 contributions to the 401(k) Plan shall be contributed to the 401(k) Plan to the extent permitted by the 401(k) Plan or, to the extent they are not contributed, removed from Effective Date Current Liabilities in the True-Up Calculations and, if WCI causes the Shareholders to terminate the 401(k) Plan immediately prior to Closing, WCI shall allow each employee to participate in WCI’s 401(k) plan and grant each employee credit for service with the Corporation from the date of his or her initial hiring by the Corporation for the purposes of such plan.  If WCI elects to continue the 401(k) Plan, the Shareholders shall cause the Corporation to amend the 401(k) Plan prior to Closing to exclude any employees of WCI or its Affiliates from becoming eligible to participate in the 401(k) Plan on or after the Closing.  If WCI requests that the 401(k) Plan be terminated effective as of the Plan Termination Date, (i) all amounts accrued in the Effective Date Current Liabilities for contribution to the 401(k) Plan shall be contributed to WCI’s 401(k) plan, to the extent permitted under such  plan, or paid to the employees, to the extent any amounts exceed the contributions permitted under WCI’s 401(k) plan, and no such amounts shall appear as Effective Date Current Liabilities, (ii) effective the day after the Closing Date, WCI shall grant each employee credit for service with the Corporation from the date of his or her initial hiring by the Corporation for the purposes of such employee’s participation in WCI’s 401(k) plan and, until the earlier to occur of (y) December 31, 2009 and (z) the date any such employee no longer remains employed by the Corporation, provide such employee of the Corporation with additional compensation so that he or she is in substantially the same economic position as if the 401(k) Plan had not been terminated, and (iii) the Shareholders shall take all necessary actions to terminate the 401(k)Plan including, but not limited to, the adoption by the Corporation’s Board of Directors prior to the Closing of a resolution in a form and substance satisfactory to WCI pursuant to which:

(a)           The 401(k) Plan is terminated effective as of the Plan Termination Date.

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(b)           The Shareholders are responsible for all 401(k) Plan contributions owing to the 401(k) Plan as of the Closing Date, but WCI shall pay all costs of amendments (required for the termination, but not required under Section 9.11(f)), notices, advisors and other reasonable similar costs in connection with the termination.

(c)           No person is permitted to become a participant in the 401(k) Plan after the Plan Termination Date.

(d)           No contributions are made to the 401(k) Plan with respect to service or compensation after the Plan Termination Date.

(e)           All persons who are or have been participants in the 401(k) Plan shall be fully vested in their accounts under the 401(k) Plan as of the Plan Termination Date to the extent permitted by the terms of the 401(k) Plan, or as necessary to keep the 401(k) Plan in compliance with all applicable requirements for tax-qualified status under Section 401(a) of the Code.

(f)           The 401(k) Plan shall be amended in the manner and to the extent necessary to bring it into compliance with all applicable requirements for tax-qualified status under Section 401(a) of the Code.

(g)           On termination of the 401(k) Plan, the assets of the 401(k) Plan shall be distributed to participants to the extent such distribution is consistent with the requirements for tax-qualified status under Section 401(a) of the Code and the distribution restrictions applicable under Section 401(k) of the Code (i) as soon as administratively feasible after either the Plan Termination Date, or (ii) if an application is made to the IRS for a letter of determination regarding the effect of the termination of the 401(k) Plan on its tax-qualified status, as soon as administratively feasible after either receipt of a letter with respect to such application or, if such application is withdrawn, the date of withdrawal.

(h)           No loans shall be made by or with respect to the 401(k) Plan after the Plan Termination Date.  Participants with outstanding loans under the 401(k) Plan shall continue to make loan payments after the Plan Termination Date in accordance with the terms applicable to such loans.

(i)           Any participant or beneficiary investment elections in connection with the 401(k) Plan on file as of the Plan Termination Date shall continue to be effective after the Plan Termination Date until changed by such participant or beneficiary pursuant to the 401(k) Plan’s investment election procedures.

9.12           Corporation Employees and Other Benefits.  WCI shall cause the Corporation to continue to provide the employees of the Corporation with any bonus, group insurance, medical, dental and disability insurance, sick leave, personal leave, comp time, vacation and other benefit plans generally made available by WCI to its employees of similar rank, position and seniority, and shall grant each employee of the Corporation credit for service with the Corporation from the date of his or her initial hiring by the Corporation for the purposes of such plans.  At least forty-five (45) days prior to Closing, WCI will provide to the Corporation a detailed summary of the benefit programs it will offer to the Corporation’s employees after

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Closing, and the Corporation’s employees shall be given the opportunity to cash out or be paid, as applicable, their accrued vacation, sick pay and bonuses, to the extent permitted under applicable Law and the applicable benefit plans of the Corporation, provided they elect to do so prior to the Closing, and, in such case, the Corporation shall pay such amounts so elected to the employees.

9.13           Notification of Certain Matters.  The Corporation, WCI and the Shareholders agree to give prompt notice to each other of, and to use commercially reasonable efforts to remedy (a) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its or their representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the Closing Date, and (b) any material failure on any such party’s part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them hereunder; provided, however, that, except as set forth in Section 5.9(b), the delivery of any notice pursuant to this Section 9.13 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

9.14           Termination of RETRO Program.  The Corporation has participated in the group retrospective rating program, commonly known as the RETRO Program, offered by the Washington Sate Department of Labor and Industries in connection with its obligations for workers’ compensation premiums.  If, within thirty-six (36) months after the Closing Date, the Corporation opts out of the RETRO Program, then WCI shall, or shall cause the Corporation to, assign to the Shareholders or their designee all rights under the RETRO Program to refunds payable to the Corporation in respect of premiums paid by the Corporation, or reserved for in the Effective Date Current Liabilities for, periods prior to the Closing Date.

10.           INDEMNIFICATION

10.1           Indemnity by the Shareholders.  The Shareholders, jointly and severally, but subject to the limitations set forth in Section 10.2, covenant and agree that they will indemnify and hold harmless WCI, the Corporation and their respective directors, officers and agents and their respective successors and assigns (individually an “Indemnitee“ and collectively the “Indemnitees”), from and after the date of this Agreement, against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees, court costs, witness fees and expenses of investigation) (collectively, “Damages”), identified by an Indemnitee in a Claims Notice, or asserted by an Indemnitee in litigation commenced against any Shareholder with respect to each of the following contingencies (each, an “Indemnity Event”, and collectively, the “Indemnity Events”):

(a)           Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of any Shareholder or the Corporation pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or warranty, WCI relied on the truth of such representation or warranty.

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(b)           Any Environmental Site Losses at any Environmental Site (as hereinafter defined) to the extent such Environmental Site Losses (i) exceed the reserves therefor as of the Closing Date on the Financial Statements of the Corporation, (ii) are not stipulated by a third party as being subject to indemnification by such third party and not actually fully indemnified by such third party and (iii) are not covered by insurance as provided in Section 10.3(g).  “Environmental Site Losses“ shall mean any and all Damages and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies), arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under any Law (that applies to the time period during which such activities occurred) in respect of operating activities by the Corporation to the extent occurring or arising prior to the Closing Date on or affecting any Environmental Site, including, but not limited to (A) any actual or alleged violation of any Law respecting the protection of the environment that applies to the time period during which such activities occurred, including, but not limited to, RCRA and CERCLA if, and then only to the extent, they apply to the time period during which such activities occurred and (B) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any Hazardous Material existing, on or prior to the Closing from operating activities by the Corporation to the extent occurring or arising prior to the Closing Date, at any Environmental Site, whether or not any Release resulting from any such Hazardous Material Release is into the air, water (including groundwater) or land and whether such Release arose before, on or after the Closing Date.  “Environmental Site“ shall mean any Facility, UST and other waste storage, processing, treatment or disposal facility, and any other business site or other real property owned, leased, controlled, operated or used by the Corporation or by any predecessor thereof prior to the Closing.  The term “Release“ shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient environment.  Notwithstanding anything in this Section to the contrary, a Release composed solely of Hazardous Material contained in mixed municipal solid waste lawfully disposed of in a landfill during the time the Corporation owned, operated and/or used such landfill does not constitute an Environmental Site Loss.

(c)           Any Taxes incurred or payable by the Corporation for periods on or prior to the Closing to the extent such Taxes exceed the reserve therefor included in Effective Date Current Liabilities, including any Taxes arising from WCI making the tax election under Section 338(h)(10) of the Code pursuant to Section 9.9 hereof or failing to comply with ERISA or any tax qualification rules.

(d)           Any amount owed by the Corporation that exceeds the reserve therefor included in Effective Date Current Liabilities arising from or related to (i) any employee wages, pension or other benefits due to or required to be contributed in respect of any employees, directors or other service providers of the Corporation on or prior to the Closing Date or (ii) any withdrawal liability due to any partial or complete withdrawal occurring on or before the Closing Date.

(e)           Any Excluded Liabilities, whether arising prior to, on or after the Closing Date.

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(f)           Any liability based on, attributable to or resulting from any indemnification agreements, guarantees, suretyships, obligations to assure or incur any obligation of a Shareholder provided by the Corporation.

(g)           Any actions, suits, arbitrations, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation) incident to any of the foregoing.

10.2           Limitations on the Shareholders’ Indemnities.

(a)           The obligation of the Shareholders to indemnify the Indemnitees as provided in Section 10.1 shall only apply after the aggregate amount of such obligations exceeds One Million Dollars ($1,000,000) (the “General Deductible Amount”), at which time the indemnification obligations shall be effective as to all amounts on first dollar basis.  Any Claim (as defined in Section 10.3 below) not exceeding Twenty-Five Thousand Dollars ($25,000) in value (the “Minimum Claim Amount”) shall be considered de minimis and the Shareholders shall not be obligated to indemnify any Indemnitee for such Claim.  In addition, Claims under the Minimum Claim Amount shall not be aggregated with respect to the General Deductible Amount.  Notwithstanding the foregoing, the General Deductible Amount and the Minimum Claim Amount shall not apply to any indemnification obligations related to, based on or arising in connection with any fraud or Misconduct or any breach or non-performance of any of the Absolute Obligations.  For purposes of this Agreement, “Absolute Obligations“ mean any representation, warranty or covenant contained in any of Sections 3.1 through 3.4, 3.18, 3.22 (without duplication as to amounts resolved through the True Up Calculations), 3.25, 3.32, 3.33, 9.5, 9.7, 9.9 or 11.1 hereof or the obligations of the Corporation or the Shareholders pursuant to Sections 10.1(c) through 10.1(g) hereof.  In the event that a representation contained in this Agreement is breached and such representation is qualified by words or phrases such as “material,” “materially,” “immaterial,” “immaterially,” “nonmaterial,” “substantially,” or words of similar import, such qualifiers shall be disregarded for purposes of determining if a breach occurred or calculating the amount of any obligation of indemnity arising pursuant to this Section 10.  Notwithstanding the disclosure contained on any Schedule to qualify any representation or warranty related to any Absolute Obligation (other than a disclosure on Schedule 3.4 or 3.25 to qualify any representation or warranty contained in Section 3.4 (except for subsection (c) thereof) or 3.25), any Damages resulting from the subject matter so disclosed shall be subject to indemnification pursuant to this Section 10 on the same basis as any other Absolute Obligation.

(b)           Except for fraud, the maximum amount that the Indemnitees can recover for Claims as a result of one or more Indemnity Events pursuant to the provisions hereof (including those based upon Misconduct or Absolute Obligations, or the breach or non-performance thereof) from any Shareholder shall not in the aggregate exceed the amount of consideration such Shareholder receives under this Agreement.  Further, except for fraud or Misconduct and except with respect to Claims based on or arising in connection with any of the Absolute Obligations, or the breach or non-performance thereof, the maximum amount that the Indemnitees can recover from the Shareholders for such other Claims as a result of one or more Indemnity Events pursuant to the provisions hereof shall not in the aggregate exceed (for the applicable period the “Maximum Claim Limit”) (i) as to any Claims for which a Claims Notice

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was given before the first anniversary of the Closing Date, Forty-Five Million Dollars ($45,000,000), (ii) as to any Claims for which a Claims Notice was given on or after the first, and before the second, anniversary of the Closing Date, the excess of Thirty Million Dollars ($30,000,000) over any amounts recovered from Shareholders for Indemnity Events applicable to any Claims for which a Claims Notice was given before the first anniversary of the Closing Date, and (iii)  as to any Claims for which a Claims Notice was given on or after the second, and before the third, anniversary of the Closing Date, the excess of Fifteen Million Dollars ($15,000,000) over any amounts recovered from Shareholders for Indemnity Events applicable to any Claims for which a Claims Notice was given before the second anniversary of the Closing Date.  Except for fraud, the maximum amount that the Indemnitees can recover from any Shareholder, for Claims as a result of one or more Indemnity Events subject to the Maximum Claim Limit pursuant to the provisions hereof, shall not in the aggregate exceed such Shareholder’s pro rata share of the applicable Maximum Claim Limit based upon the respective percentages of the Corporation’s Stock owned by such Shareholder set forth on Schedule 3.2.  For the purposes of this Section 10, “Misconduct“ shall mean willful misconduct, misappropriation or intentional or knowing misrepresentation or concealment.

10.3           Claims. In the event that any claim (“Claim”) is hereafter asserted against or arises with respect to any Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, the Indemnitee shall notify the Shareholders’ Representative on behalf of each and all of the Shareholders (the ”Indemnifying Party”), in writing thereof (the “Claims Notice”) within sixty (60) days after (i) receipt of written notice of commencement of any third party litigation against such Indemnitee (a “Third Party Claim”); (ii) receipt by such Indemnitee of written notice of any Third Party Claim pursuant to an invoice, notice of claim or assessment against such Indemnitee; or (iii) such Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant).  The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the Indemnitee.

(a)           Defense by Indemnifying Party.  The Indemnifying Party shall have the right to assume the defense of any Third Party Claim with the Indemnifying Party’s own counsel (which counsel shall be reasonably satisfactory to the Indemnitee) if the Indemnifying Party provides written notice of its election to assume such defense within ten (10) days after the Indemnifying Party has received a Claims Notice with respect to such Third Party Claim and such Third Party Claim is solely for money damages and the cumulative total of all Claims (including such Claim) does not exceed the limit set forth in Section 10.2(b) at the time the Claim is made; provided, however, the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently in order to preserve the Indemnifying Party’s rights and rights of the Indemnitee.  The Indemnitee may participate, at the Indemnitee’s own expense, in the defense of any Claim assumed by the Indemnifying Party.

(b)           Defense by Indemnitee.  If, within 10 days of the Indemnifying Party’s receipt of a Claims Notice, the Indemnifying Party shall not have elected to defend the Third Party Claim or if in the reasonable judgment of the Indemnitee the Indemnifying Party fails to adequately defend the Third Party Claim, the Indemnitee shall have the right to assume
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control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys’ fees, shall be added to the Claim.  The Indemnifying Party shall promptly, and in any event within 10 days after demand therefor, reimburse the Indemnitee for the costs of defending the Claim, including attorneys’ fees and expenses.

(c)           Cooperation. The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers.  In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim.  Subject to Section 10.4, the failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 10.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder except to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

(d)           No Consent to Judgment.  The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), provided that the Indemnifying Party may consent to the entry of a judgment or enter into a settlement if the judgment or proposed settlement (i) includes an unconditional release of all liability of each Indemnitee with respect to such Third-Party Claim, and (ii) involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnitee or impose any restrictions on the operation of the business of the Indemnitee or Affiliates of the Indemnitee.  So long as the Indemnifying Party has assumed and is conducting the defense of the Third-Party Claim in accordance with Section 10.3(a), the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed by the Indemnifying Party).

(e)           Conflicts of Interest.  In the event both the Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall reasonably agree), unless such counsel, the Indemnitee or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the Indemnitee and the Indemnifying Party in the same action or proceeding and the Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

(f)           Service of Process.  The Indemnifying Party hereby consents to the non-exclusive jurisdiction of any court in which a Third Party Claim is brought against any Indemnitee for purposes of any Claim that an Indemnitee may have under this Agreement with respect to such Third Party Claim or the matters alleged therein, and agree that process may be served on the Indemnifying Parties with respect to such claim anywhere in the world at the address set forth in, or determined pursuant to, Section 12.4.

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(g)           Insurance.  Notwithstanding any other provision of this Agreement, no party shall be entitled to indemnification or other remedy with respect to any Damages for which insurance proceeds are available from occurrence-based policies that were obtained by the Corporation and in effect prior to the Closing Date (but only to the extent of the net proceeds actually received by the Indemnitee).

(h)           Exclusive Remedy.  Except for fraud, the indemnification provisions of this Section 10 shall be the exclusive remedy for any Claim by an Indemnitee for monetary damages arising under this Agreement or from the transactions contemplated hereby provided that nothing in this Section 10 shall be deemed to be the exclusive remedy or shall limit the remedies of any party with respect to the breach or nonfulfillment by any party of any other obligation or covenant in this Agreement, or any of  the agreements contemplated by this Agreement or entered into pursuant hereto, that is required to be satisfied or fulfilled after the Closing Date.  In addition, the parties shall be entitled to pursue any claims for non-monetary relief to which they may be entitled at law or in equity.

10.4           Survival of Representations and Warranties and Indemnification Obligations.  The representations and warranties of the parties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement, other than the Equity Purchase Agreement, the liability of the party making such representations and warranties for breaches thereof, and the indemnification obligations of the Shareholders under Section 10.1, shall survive the Closing and expire on the later of the third (3rd) anniversary of the Closing Date or, as to any Claim for which a Claims Notice was given before such date, the final resolution of such Claim, except in the case of any Claim related to, based on or arising in connection with any fraud or Misconduct or any breach or non-performance of any Absolute Obligations as to which such liabilities and indemnification obligations shall expire thirty (30) days following the expiration of the applicable statute of limitations (irrespective of the date of discovery).  The parties hereto in executing and delivering and in carrying out the provisions of this Agreement are relying solely on the representations, warranties, Schedules, Exhibits, agreements and covenants contained in this Agreement, or in any writing or document delivered pursuant to the provisions of this Agreement, and not upon any representation, warranty, agreement, promise or information, written or oral, made by any person other than as specifically set forth herein or therein.

10.5           No Exhaustion of Remedies or Subrogation; Right of Setoff.  Each Shareholder waives any right to require any Indemnitee to (a) proceed against the Corporation, any other Shareholder or any other person; or (b) pursue any other remedy whatsoever in the power of any Indemnitee.  WCI may, but shall not be obligated to, set off against any and all payments due any Shareholder any amount to which any Indemnitee is entitled to be indemnified hereunder with respect to any Indemnity Event.  Such right of set off shall be separate and apart from any and all other rights and remedies that the Indemnitees may have against any Shareholders or their successors.  No consent of any Shareholder shall be required for any assignment or reassignment of the rights of WCI or the Corporation under this Section 10.

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11.           OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDERS

11.1           Restrictive Covenants.  The Corporation, each of the Shareholders and their respective Affiliates acknowledges that (a) WCI, as the purchaser of the Corporation’s Stock, is and will be engaged in the same business as the Business; (b) the Shareholders and their Affiliates are intimately familiar with the Business; (c) the Business is currently conducted in the State of Washington and WCI intends to continue the Business in the State of Washington; (d) the Shareholders and their Affiliates have had access to trade secrets of and confidential information concerning the Business; (e) the agreements and covenants contained in this Section 11.1 are essential to protect the Business and the goodwill being acquired; and (f) the Shareholders and their Affiliates have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 11.1 will not impair such ability.  Each Shareholder covenants and agrees as follows:

(a)           Non-Compete.  During the Restricted Period, the Shareholders and their Affiliates shall not, without the prior written consent of WCI, which consent may be withheld in WCI’s sole and absolute discretion, anywhere within the State of Washington, directly or indirectly, acting individually or as the owner, shareholder, partner, member or employee of any entity other than WCI or one of its subsidiaries, directly or indirectly, (i) own or operate a business similar to or competitive with the Business, including without limitation engaging in the operation of a solid waste collection, transportation, disposal and/or composting business, transfer facility, recycling facility, materials recovery facility or landfill or, or portable toilet and septic service business; (ii)  whether or not for compensation, enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business similar to the Business, provided that (A) the Shareholders may provide lobbying services relating to the solid waste industry in general and general business consulting services that are unrelated to the Business in each case that do not involve the use or disclosure of any Confidential Information of the Corporation, and (B) the descendents of the Shareholders may enter the employ of, or render personal services to businesses similar to the Business for compensation as long as they do not (x) hold a director, officer or other policy-making or managerial position, (y) participate in any bid or proposal to engage in any business similar to the Business or (z) violate any other provision of this Section 11.1(a); (iii) as owner or lessor of real estate or personal property, rent to or lease any facility, equipment or other assets to any business engaged in the Business, other than the Corporation, WCI or any Affiliate of the Corporation or WCI, engaged in the Business; or (iv) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any enterprise engaged in the Business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, member, officer, director, principal, agent, trustee or lender; provided, however, that a Shareholder or an Affiliate thereof may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided that such Shareholder or Affiliate is not a controlling person of, or a member of a group that controls, such business and provided, further, that such Shareholder or Affiliates does not, in the aggregate, directly or indirectly, own two percent (2%) or more of any class of securities of such business.

For purposes of this Agreement, the term “Restricted Period” shall mean the period beginning as of the date of this Agreement and ending five (5) years thereafter; provided,

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however, that if a court of competent jurisdiction determines that such period is unenforceable, Restricted Period shall mean the period beginning as of the date of this Agreement and ending four (4) years thereafter; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Restricted Period shall mean the period beginning as of the date of this Agreement and ending three (3) years thereafter; provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Restricted Period shall mean the period beginning as of the date of this Agreement and ending two (2) years thereafter provided, however, that if a court of competent jurisdiction determines that such period is unenforceable, Restricted Period shall mean the period beginning as of the date of this Agreement and ending one (1) year thereafter, or such other period as the court shall determine to be reasonable.  As to any Shareholder or any Affiliate thereof, the Restricted Period shall be extended by the number of days in any period in which such Shareholder or Affiliate thereof is determined by a court of competent jurisdiction to be in default or breach of this Section 11.1.

(b)           Confidential Information.  Each of the Shareholders and their Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to the Business (“Confidential Information”), including, without limitation, know-how, trade secrets, customer lists, vehicle routing, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding information, practices, policies or procedures, product development techniques or plans, and technical processes; provided, however, that the term “Confidential Information” shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by any Shareholder or any Affiliate thereof, (ii) is general knowledge in the solid waste handling and landfill business and not specifically related primarily to the Business of the Corporation or (iii) relating to the Excluded Assets.  Notwithstanding the foregoing, the Shareholders and their Affiliates may disclose and discuss confidential information in connection with any legal proceeding and shall provide WCI prior written notice of such disclosure at least forty-eight (48) hours before such disclosure is made, if possible.

(c)           Non-Solicitation.  Without the consent of WCI, which may be granted or withheld by WCI in its discretion, during the Restricted Period, neither the Shareholders nor any of their Affiliates shall solicit any employees of the Corporation or its Affiliates, except for any Shareholders and their Affiliates who may also be employed by the Corporation, WCI or their respective Affiliates, to leave the employ of the Corporation or its Affiliates and join any Shareholder or any of their Affiliates in any business endeavor owned or pursued by any Shareholder, nor shall any Shareholder hire any employee of the Corporation, WCI or any of their respective Affiliates within sixty (60) days after such employee’s employment with the Corporation, WCI or one of their respective Affiliates terminates for any reason except for any Shareholders and their Affiliates who may also be employed by the Corporation, WCI or their respective Affiliates.

(d)           No Disparagement.  From and after the date hereof, neither the Shareholders, on the one hand, nor WCI, on the other hand, shall, in any way or to any person or entity or governmental or regulatory body or agency, denigrate or derogate the others or any of such others’ Affiliates, or any officer, director, employee, product, service or procedure of any such company or others whether or not such denigrating or derogatory statements shall be true and whether or not such statements are based on acts or omissions which are learned by any

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party after the date hereof or on acts or omissions which occur after the date hereof, or otherwise.  This paragraph does not apply to the extent that testimony is required by legal or regulatory process, provided that the party required to give such testimony gives the other party not less than five (5) days’ prior written notice of such proposed testimony.  In addition to all other rights and remedies under applicable Law, the parties shall be entitled to have the provisions of this Section 11.1(d) specifically enforced by a court of competent jurisdiction and to injunctive relief to enforce the terms of this Section 11.1(d) and to restrain the other parties from any violation hereof.

11.2           Rights and Remedies On Breach.  If any Shareholder or Affiliate thereof breaches, or threatens to commit a breach of, any of the provisions of Section 11.1 (the “Restrictive Covenants”), WCI shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to WCI at law or in equity:

(a)           Specific Performance.  Each Shareholder agrees that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to WCI and that money damages would not provide an adequate remedy to WCI.  Accordingly, in addition to any other rights or remedies, WCI shall be entitled to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, and to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain such Shareholder or Affiliate from any violation thereof.

(b)           Accounting.  The right and remedy to require each Shareholder to account for and pay over to WCI all compensation, profits, monies, accruals, increments or other benefits derived or received by a Shareholder as the result of any transactions constituting a breach of the Restrictive Covenants.

(c)           Severability of Covenants.  Each Shareholder acknowledges and agrees that the Restrictive Covenants are reasonable and valid in prohibited business activity and geographical and temporal scope and in all other respects.  If the business activities, period of time or geographical area covered by the Restrictive Covenants should be deemed too extensive by any court, then the parties intend that the Restrictive Covenants be construed to cover the maximum scope of business activities, period of time and geographical area (not exceeding those specifically set forth herein), if any, as may be permissible under applicable Law.

(d)           Blue-Penciling.  If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the scope of the business activities covered, the duration or the geographic area, such court shall reduce the scope, duration or area of such provision, as the case may be, to the minimum extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

(e)           Enforceability in Jurisdiction.  WCI and the Shareholders intend to and hereby confer jurisdiction to enforce the Restrictive Covenants on the courts of any jurisdiction within the geographic scope of the Restrictive Covenants.  If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth

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of such scope or otherwise, such determination shall not bar or in any way affect WCI’s right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

12.           GENERAL

12.1           Assignment.  This Agreement shall be binding on and shall inure to the benefit of the parties hereto, the successors or assigns of WCI and the heirs, legal representatives or assigns of the Shareholders; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its, his or her responsibilities under this Agreement.  Neither any Shareholder nor WCI shall assign or otherwise transfer this Agreement without the prior written consent of the other parties, provided that WCI shall have the right to transfer or assign this Agreement to an Affiliate, but such transfer or assignment will not relieve WCI of any liability or responsibility under this Agreement.

12.2           Public Announcements.  Except as required by Law, no party shall make any public announcement or filing with respect to the transactions provided for herein prior to the Closing without the prior written consent of the other parties hereto.

12.3           Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

12.4           Notices.  All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by nationally recognized overnight delivery service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective on personal delivery or facsimile transmission thereof or on delivery by registered or certified U.S. mail or one (1) business day following deposit with a nationally recognized overnight delivery service:

If to the Shareholders:	Norman LeMay 6513 Marvin Road N.E. Olympia, WA 98516 Telephone No.: (253) 606-1872
With a copy to:	Hillis, Clark, Martin & Peterson 500 Garland Building 1221 Second Avenue Seattle, WA 98101-2925 Attention: David E. Myre, Jr. Esq. Telephone No.: (206) 623-1745 Facsimile No.: (206) 623-7789

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If to WCI:	Waste Connections, Inc. 35 Iron Point Circle, Suite 200 Folsom, CA 95630-8589 Attention: Ronald J. Mittelstaedt Telephone No.: (916) 608-8200 Facsimile No.: (916) 351-5607
With a copy to:	Shartsis Friese LLP One Maritime Plaza, 18th Floor San Francisco, CA 94111-3598 Attention: Derek H. Wilson, Esq. Telephone No.: (415) 421-6500 Facsimile No.: (415) 421-2922
12.5           Applicable Law; Attorneys’ Fees.  Except as otherwise stated, this Agreement shall be governed by and construed in accordance with the laws of the State of Washington without giving effect to its conflict of laws provisions.  In the event of any dispute or controversy between WCI on the one hand and the Corporation or the Shareholders on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and expenses incurred by the prevailing party, as awarded by the court.  Such award shall include post-judgment attorney’s fees and costs and those on any appeal.

12.6           No Waiver Relating to Claims for Misconduct or Fraud.  Notwithstanding anything herein to the contrary other than the limitation set forth in Section 10.2(b), the liability of any party under this Agreement shall be in addition to, and not exclusive of, any other liability that such party may have at law or equity based on such party’s Misconduct or fraud.  Notwithstanding anything in this Agreement to the contrary other than the limitation set forth in Section 10.2(b), none of the provisions set forth in this Agreement shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party’s Misconduct or fraud, nor shall any such provisions limit, or be deemed to limit (a) the amounts of recovery sought or awarded in any such claim for Misconduct or fraud; (b) the time period during which such a claim for Misconduct or fraud may be brought, or (c) the recourse which any such party may seek against another party with respect to such a claim for Misconduct or fraud.  Notwithstanding the foregoing, nothing in this Section shall allow any party to recover more than once for damages or claims based on the same set of circumstances.

12.7           Payment of Fees and Expenses.  Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder (including, in the case of the Shareholders, any such fees, expenses and disbursements paid or accrued by, or charged to, the Corporation).  The portion of the real estate excise Taxes incurred in connection with the transactions contemplated by this Agreement that is calculated based upon the book value of all real estate owned by the Corporation (that is not an Excluded Asset) shall be jointly and severally borne by the Shareholders and paid when due (collectively, the “Shareholder

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Expenses”); provided, however, that WCI shall bear and pay when due (i) the portion of the real estate excise Taxes incurred in connection with the transactions contemplated by this Agreement that is calculated based upon the excess of the value allocated to such real estate owned by the Corporation (that is not an Excluded Asset) on Schedule 1.3 over the Corporation’s book value for such real estate, (ii) the title insurance premiums and all other costs incurred in connection with the issuance of the Title Policies and (iii) the fees and other costs incurred in connection with filing the Notification and Report Form under, and compliance with, the HSR Act.

12.8           Incorporation by Reference.  All Schedules and Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

12.9           Captions.  The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

12.10         Number and Gender of Words.  Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

12.11         Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire agreement and understanding between the Corporation, the Shareholders and WCI and supersede any prior agreement and understanding relating to the subject matter of this Agreement.  This Agreement may be modified or amended only by a written instrument executed or approved by the Corporation, the Shareholders and WCI.

12.12         Waiver.  No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

12.13         Severability.  If any provision of this Agreement or the application of any provision shall be held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibited unenforceability.  The remaining provisions of this Agreement shall otherwise remain in full force and effect and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.14         Construction.  The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party.  Unless expressly stated otherwise, “including” means “including but not limited to” and all references herein to a “day“ are deemed to be a reference to a calendar day, and all references to “business day“ mean any day of the year other than a Saturday, Sunday or a public or bank holiday in State of Washington or California.  Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall

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transaction or to any other document.  For purposes of this Agreement, the term “Affiliate“ means, with respect to any person, any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such person, and in the case of a corporation includes directors and officers, in the case of individuals includes the individual’s spouse, father, father-in-law, mother, mother-in-law, grandfather, grandmother, brothers, brothers-in-law, sisters, sisters-in-law, sons-in-law, daughters-in-law, children and grandchildren, and in the case of a trust includes the grantors, trustees and beneficiaries of the trust.  Wherever reference is made in this Agreement to the “knowledge“ of the Corporation, such term means the actual knowledge of Scott Penner, John Lloyd, Vicki Stephenson, Delroy Cox, Jeff Harwood and Ric Thompson, or any knowledge which should have been obtained by any such person on reasonable inquiry by a reasonable business person, and whenever reference is made to the “knowledge” of the Shareholders, such term means the actual knowledge of such person (or such person’s trustee, if the Shareholder is a trust), or any knowledge which should have been obtained by any such person (or trustee) upon such reasonable inquiry as would be undertaken by a reasonable business person.  “Reasonable efforts“ means the efforts that a reasonable person desirous of achieving the result would use in similar circumstances to ensure that such result is achieved as soon as reasonably practicable.

12.15         Electronic Execution.  The exchange of copies of this Agreement and of signature pages by facsimile transmission or by electronic transmission in Adobe Acrobat format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile transmission or by electronic transmission in Adobe Acrobat format shall be deemed to be their original signatures for all purposes.  At the request of any party, any facsimile or electronic document shall be re-executed in original form by the parties who executed the facsimile or electronic document.  No party may raise the use of a facsimile machine or the fact that any signature was transmitted through the use of a facsimile machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement by persons thereunto duly authorized as of the date first above written.

WCI:		CORPORATION:
Waste Connections, Inc.		Harold LeMay Enterprises, Incorporated
By: /s/ Ronald J. Mittelstaedt Ronald J. Mittelstaedt, Chief Executive Officer	By:	/s/ Nancy L. LeMay
Title: President
SHAREHOLDERS:
/s/ Nancy L. LeMay
Nancy L. LeMay /s/ Norman LeMay
Norman LeMay /s/ Douglas LeMay
Douglas LeMay /s/ Barbara LeMay-Quinn
Barbara LeMay-Quinn /s/ Harold W. LeMay
Harold W. LeMay Harold E. LeMay Marital Trust
	By:	/s/ Nancy L. LeMay
Nancy L. LeMay , Trustee
Harold E. LeMay Exemption Trust
	By:	/s/ Nancy L. LeMay
Nancy L. LeMay , Trustee

Eugene and Carla LeMay Trust
	By:	/s/ H. Eugene LeMay, Jr.
H. Eugene LeMay, Jr. , Trustee
/s/ Debbie LeMay-Shepherd
Debbie LeMay-Shepherd /s/ Dixie LeMay Marien
Dixie LeMay Marien

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